As filed with the Securities and Exchange Commission on  September 7, 1999.

                                                  Registration No. 333-76181
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________

                                AMENDMENT NO. 1

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               _________________

                           APEX SILVER MINES LIMITED
             (Exact name of registrant as specified in its charter)


         Cayman Islands                                   Not Applicable
  (State or other jurisdiction                         (I. R. S. employer
of incorporation or organization)                     identification number)

                               Caledonian House
                                Jennett Street
                           George Town, Grand Cayman
                      Cayman Islands, British West Indies
                                 (345) 949-0050
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               _________________

                                Thomas S. Kaplan
                            Chief Executive Officer
                         Apex Silver Mines Corporation
                        1700 Lincoln Street, Suite 3050
                             Denver, Colorado 80203
                                 (303) 839-5060
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies To:

                            Patrick J. Dooley, Esq.
                              James E. Kaye, Esq.
                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                           New York, New York  10022

                               _________________

  Approximate date of commencement of proposed sale to the public: From time to time after the Effective Date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                               _________________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                        Proposed Maximum     Proposed Maximum
   Title of Class of Securities         Amount To Be     Offering Price          Aggregate          Amount of
          to be Registered               Registered        Per Share          Offering Price     Registration Fee
PRIMARY OFFERING:
Debt Securities.....................
Preference Shares(3)................
Depositary Shares (3)...............            --             --           $200,000,000(1)(2)   $55,600(1)(2)(4)
Ordinary Shares (3).................
Warrants............................
Ordinary Share Purchase Rights(3)...
SECONDARY OFFERING:
Ordinary Shares                            1,756,764      12,76875(5)       $22,288,943.25(5)     $6,196.33(5)
TOTAL:                                     1,756,764      12,76875         $222,288,943.25       $61,796.33
=====================================================================================================================

     (1) In no event will the aggregate initial offering price of the securities issued under this Registration Statement exceed $200,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including the euro. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o).

     (3) In addition to any preference shares, depositary shares or ordinary shares that may be issued directly under this Registration Statement, there are being registered hereunder an indeterminate number of shares of preference shares, depositary shares or ordinary shares as may be issued upon conversion or exchange of Debt Securities, preference shares, depositary shares or Ordinary Share Purchase Rights, as the case may be. No separate consideration will be received for any shares of preference shares, depositary shares or ordinary shares so issued upon conversion or exchange.

     (4) Previously paid.

     (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average high and low sales prices of the ordinary shares on September 2, 1999 as reported by the American Stock Exchange.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                SUBJECT TO COMPLETION DATED SEPTEMBER 7, 1999

PROSPECTUS

                           APEX SILVER MINES LIMITED


                                DEBT SECURITIES
                               PREFERENCE SHARES
                               DEPOSITARY SHARES
                                ORDINARY SHARES
                                    WARRANTS
                         ORDINARY SHARE PURCHASE RIGHTS

                                ________________

     We will provide specific terms of these securities in supplements to this prospectus.

     You should read this prospectus and any supplement carefully before you invest.

     Our company's ordinary shares are listed on the American Stock Exchange under the symbol "SIL."

     Investing in these securities involves significant risks. See the Risk Factors section beginning on page 4.

     Concurrently with the filing of this prospectus our company is filing a prospectus under Rule 415 of the Securities Act of 1933, as amended, offering up to 1,756,764 ordinary shares to be sold from time to time by the selling stockholders set forth therein. Consummation of sales under this prospectus is not contingent upon the consummation of any such offering by the selling stockholders.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

     We may sell the securities to or through underwriters or dealers, directly to other purchasers or through agents. Unless otherwise set forth in a prospectus supplement, (1) any such underwriters may include Salomon Smith Barney and Merrill Lynch & Co., acting alone or as representatives of a group of underwriters, and (2) any such agents may include Salomon Smith Barney and Merrill Lynch & Co. A prospectus supplement will set forth the names of such underwriters, dealers or agents, if any, and any applicable commissions or discounts.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SALOMON SMITH BARNEY                                        MERRILL LYNCH & CO.

               The date of this prospectus is ___________, 1999.

                               TABLE OF CONTENTS

                                                                   Page
SUMMARY..........................................................     1
RISK FACTORS.....................................................     4
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED
 FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS....................    12
WHERE YOU CAN FIND MORE INFORMATION..............................    12
FORWARD-LOOKING STATEMENTS.......................................    13
THE COMPANY......................................................    15
REPUBLIC OF BOLIVIA..............................................    17
USE OF PROCEEDS..................................................    21
DESCRIPTION OF THE DEBT SECURITIES...............................    21
DESCRIPTION OF THE PREFERENCE SHARES.............................    32
DESCRIPTION OF THE DEPOSITARY SHARES.............................    34
DESCRIPTION OF THE ORDINARY SHARES...............................    37
DESCRIPTION OF THE WARRANTS......................................    38
DESCRIPTION OF THE ORDINARY SHARE PURCHASE RIGHTS................    39
PLAN OF DISTRIBUTION.............................................    41
LEGAL MATTERS....................................................    42
EXPERTS..........................................................    42

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document with the attached prospectus supplement. Together these documents will give the specific terms of the securities we are offering. You should also read the documents to which we have referred you in "Where You Can Find More Information" below for information on our company and our financial statements.

The Company

     Apex Silver Mines Limited explores and develops silver properties in South America and Central America. We have one of the largest, most diversified portfolios of privately owned and controlled silver exploration properties in the world. Our exploration efforts have produced our first development project, the San Cristobal project located in southern Bolivia. None of our properties are in production, and, consequently, we have no current operating income or cash flow.

     We maintain our principal executive offices at Caledonian House, Jennett Street, George Town, Grand Cayman, Cayman Islands, British West Indies. Our telephone number is (345) 949-0050.

The Securities We May Offer

     This prospectus is part of a registration statement (File No. 333-76181) that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may offer from time to time any of the following securities, either separately or in units:

     .  debt securities;

     .  preference shares;

     .  depositary shares;

     .  ordinary shares;

     .  warrants; and

     .  ordinary share purchase rights.

     This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

     The securities which we may offer may involve a high degree of risk. A prospectus supplement relating to any security that we offer will describe the risks relating to each such security. In addition, a prospectus supplement may also contain additional risk factors relating to our business.

Debt Securities

     We may offer general obligations of our company, which may be senior or subordinated. The senior debt securities will have the same ranking as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be entitled to payment only after payment on our senior indebtedness. In addition, we are a holding company that conducts all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries and preferred shareholders of our subsidiaries, except to the extent that our company is recognized as a creditor of those subsidiaries.

     The senior debt securities will be issued under an indenture between our company and Wilmington Trust Company, as trustee for the senior debt securities. The subordinated debt securities will be issued under an indenture between our company and Wilmington Trust FSB, as trustee for the subordinated debt securities. We have summarized the material features of the debt securities that will be included in the indentures. We encourage you to read the form of the indentures and our recent periodic and current reports that we file with the SEC. The indentures are included as exhibits to this registration statement. Directions on how you can get copies of these reports are provided under "Where You Can Find More Information" below.

General Indenture Provisions that Apply to Senior Debt Securities and Subordinated Debt Securities

     . Neither form of indenture limits the amount of debt securities that we may issue thereunder.

     . If we comply with the requirements of the indentures, we may merge or consolidate with another company, or sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the debt securities, and we will be released from all liabilities and obligations. There is no restriction on other companies merging into our company.

     . Generally, the indentures provide that holders of a majority of the total principal amount of outstanding debt securities of all series affected by a proposed change to certain of our obligations may vote to change our obligations or your rights concerning the debt securities of those series. For this purpose, the holders of debt securities of all series will vote as a class. However, to change the amount or timing of principal, interest or other payments under a series of debt securities, every holder in that series must consent.

Events of Default

     Each indenture provides that each of the following is an event of default:

     .  If we do not pay interest for 30 days after its due date.

     .  If we do not pay principal or premium when due.

     . If we do not make any sinking fund payment for 30 days after its due date.

     .  If we continue to breach a covenant for 90 days after notice.

     . If a bankruptcy or insolvency event set forth in the indenture occurs.

     If an event of default occurs with respect to any series of debt securities, the trustee or holders of 25% of the outstanding principal amount of that series may declare the principal amount of that series immediately payable or, in the case of a bankruptcy or insolvency event, the principal amount of all series under the indenture immediately payable. However, holders of a majority of the principal amount may rescind this action.

General Indenture Provisions that Apply Only to Senior Debt Securities

     The prospectus supplement relating to a series of senior debt securities will describe any material covenants or any special events of default in respect of such series of senior debt securities.


General Indenture Provisions that Apply Only to Subordinated Debt Securities

     The subordinated debt securities will be subordinated to all senior indebtedness, which includes all indebtedness for money borrowed by our company, except indebtedness that is stated to be not superior to, or to have the same ranking as, the subordinated debt securities. In addition, claims of our subsidiaries' creditors and preferred shareholders generally will have priority with respect to the subsidiaries' assets and earnings over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred shareholders of our subsidiaries with regard to the assets of such subsidiaries.

     The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants or special events of default in respect of such series of subordinated debt securities.

Preference Shares and Depositary Shares

     We may issue our preference shares, par value $0.01 per share, in one or more classes or series. Our Board of Directors will determine for the preference shares, the dividend, voting, redemption, sinking fund, conversion, liquidation preference, relative priority and other rights of the class or series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional shares of preference shares that will be represented by depositary shares and depositary receipts.

Ordinary Shares

     We may issue our ordinary shares, par value $0.01 per share. Holders of ordinary shares are entitled to receive dividends when declared by the Board of Directors. The right to receive dividends is also subject to the rights of holders of preference shares. Each holder of ordinary shares is entitled to one vote per share. The holders of ordinary shares have no preemptive rights or cumulative voting rights.

Warrants

     We may issue warrants for the purchase of preference shares or ordinary shares. We may issue warrants independently or together with other securities. A prospectus supplement relating to the warrants will describe the terms of the warrants, including the following: the title, number and offering price of the warrants; the terms on which they may be issued; and the number, designation and description of the ordinary shares or preference shares that may be purchased upon exercise of the warrants and the price at which such shares may be purchased.

Ordinary Share Purchase Rights

     We may issue rights to purchase ordinary shares. We may issue ordinary share purchase rights independently or together with other securities. Our Board of Directors will determine for the ordinary share purchase rights, the number, the exercise price, the terms on which they may be issued, the extent of transferability, the date of commencement and the date of expiration.

                                  RISK FACTORS

     Prospective purchasers of our securities should consider carefully, in addition to the other information contained in, or incorporated by reference into, this prospectus or any prospectus supplement, the following risk factors:

No Production History - we have not mined any silver or other metals.

     Our company has no history of producing silver or other metals. The development of our economically feasible properties will require the construction or rehabilitation and operation of mines, processing plants and related infrastructure. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises. There can be no assurance that we will successfully establish mining operations or profitably produce silver or other metals at any of our properties.

History of Losses - we expect losses to continue for at least the next three years.

     As an exploration and development company that has no production history, we have incurred losses since our inception, and we expect to continue to incur additional losses for at least the next three years. As of December 31, 1998, we had an accumulated deficit of $39.8 million. There can be no assurance that we will achieve or sustain profitability in the future.

Potential Inaccuracy of the Reserves and Other Mineralization Estimates

     Unless otherwise indicated, reserves and other mineralization figures presented in our filings with the Securities and Exchange Commission, press releases and other public statements that may be made from time to time are based on estimates of contained silver and other metals made by independent geologists and/or our own personnel. These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling which may prove to be unreliable. There can be no assurance that:

     .  such estimates will be accurate;

     .  reserves and other mineralization figures will be accurate; or

     .  reserves or mineralization could be mined and processed profitably.

     Since we have not commenced production on any of our properties, reserves and other mineralization estimates for these properties may require adjustments or downward revisions based on actual production experience. Extended declines in market prices for silver, zinc and lead may render portions of our reserves uneconomic and result in reduced reported reserves. Any material reductions in estimates of our reserves and other mineralization, or of our ability to extract such reserves or mineralization, could have a material adverse effect on our results of operations and financial condition.

     We have not established the presence of any proven or probable reserves at any of our mineral properties other than the San Cristobal project. There can be no assurance that subsequent testing or future feasibility studies will establish additional reserves at our properties. The failure to establish additional reserves could restrict our ability to successfully implement our strategies for long term growth beyond the San Cristobal project.

San Cristobal Project Risks - the completion of the San Cristobal project is subject to delays in commencement and completion, our inability to achieve anticipated production volume and cost increases.

     We plan to complete the development of the San Cristobal project and commence production operations by late 2001. However, there can be no assurance that:

     . the development of the San Cristobal project will be commenced or completed on a timely basis, if at all;

     .  the resulting operations will achieve the anticipated production volume;
        or

     . the construction costs and ongoing operating costs associated with the development of the San Cristobal project will not be higher than anticipated.

     If the actual cost to complete the development of the San Cristobal project is significantly higher than expected, there can be no assurance that we will have enough funds to cover such costs or that we would be able to obtain alternative sources of financing to cover such costs. Failure to obtain necessary project financing on acceptable terms, to commence or complete the development of the San Cristobal project on a timely basis, to achieve anticipated production capacity, and unexpected cost increases could have a material adverse effect on our future results of operations and financial condition.


     The successful development of the San Cristobal project is subject to the other risk factors described in this prospectus.

Dependence on a Single Mining Project - our principal asset is the San Cristobal project.

     We anticipate that the majority, if not all, of our revenues and profits for the next few years and beyond will be derived from the sale of metals mined at the San Cristobal project. Therefore, if we are unable to complete and successfully mine the San Cristobal project in a timely manner, our ability to generate revenue and profits would be materially adversely affected.

Management of Growth - our success will depend on our ability to manage our growth.

     We anticipate that as we bring our mineral properties into production and as we acquire additional mineral rights, we will experience significant growth in our operations. We expect this growth to create new positions and responsibilities for management personnel and increase demands on our operating and financial systems. There can be no assurance that we will successfully meet such demands and manage our anticipated growth.

Volatility of Metals Prices - our profitability will be affected by changes in the prices of metals.

     Our profitability and long-term viability depend, in large part, on the market price of silver, zinc, lead and other metals. The market prices for such metals are volatile and are affected by numerous factors beyond our control, including:

     .  global or regional consumption patterns;

     .  supply of, and demand for, silver, zinc, lead and other metals;

     .  speculative activities;

     .  expectations for inflation; and

     .  political and economic conditions.

     The aggregate effect of these factors on metals prices is impossible for our company to predict. A decrease in metals prices could adversely affect our ability to finance the development of the San Cristobal project and the exploration and development of our other properties, which would have a material adverse effect on our financial condition and results of operations.

     The following table sets forth (1) the London Silver Market's high and low spot price of silver in U.S. dollars per troy ounce and (2) the London Metals Exchange's high and low spot prices of zinc and lead in U.S. dollars per pound, for the periods indicated.

                           Silver                         Zinc                         Lead
                         ----------                     --------                     --------
Year                High            Low           High            Low          High            Low
1994...........     5.75           4.64           0.54           0.41          0.31            0.15
1995...........     6.04           4.41           0.55           0.43          0.35            0.24
1996...........     5.83           4.71           0.50           0.44          0.42            0.30
1997...........     6.27           4.22           0.60           0.47          0.33            0.23
1998...........     6.83           4.88           0.52           0.42          0.27            0.22

Source:

Hedging and Currency Risks - we may not be successful in hedging against price, currency and interest rate fluctuations and may lose money through our hedging programs.

     We have commenced a limited preliminary program to hedge against commodity and base metals price risks. We anticipate that as we bring our mineral properties into production and we begin to generate revenue, we may utilize various price hedging techniques to mitigate some of the risks associated with fluctuations in the prices of the metals we produce. We may also engage in activities to hedge the risk of exposure to currency and interest rate fluctuations related to the development of San Cristobal in Bolivia or in other countries in which we incur substantial expenditures for exploration or development. Further, terms of certain of our financing arrangements may require us to hedge against these risks.

     There can be no assurance that we will be able to successfully hedge against price, currency and interest rate fluctuations. In addition, our ability to hedge against zinc and lead price risk in a timely manner may be adversely affected by the smaller volume of transactions in both the zinc and lead markets. Further, there can be no assurance that the use of hedging techniques will always be to our benefit. Hedging instruments which protect against market price volatility may prevent us from realizing the benefit from subsequent increases in market prices with respect to covered production. Such limitation would limit our revenues and profits. Hedging contracts are also subject to the risk that the other party may be unable or unwilling to perform its obligations under such contracts. Any significant nonperformance could have a material adverse effect on our financial condition and results of operations.

     Uncertainty and Cost of Mineral Exploration and Acquisition - the exploration of mineral properties is highly speculative in nature, involves substantial expenditures, and is frequently non-productive.

     Our future growth and profitability will depend, in part, on our ability to identify and acquire additional mineral rights, and on the costs and results of our continued exploration and development programs. Competition for attractive mineral exploration properties is intense. See "-- Competition." Our strategy is to expand our reserves through a broad program of exploration. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

  . establish ore reserves through drilling and metallurgical and other testing techniques;

  . determine metal content and metallurgical recovery processes to extract metal from the ore; and

  .  construct, renovate or expand mining and processing facilities.

     If we discover mineralization, it usually takes several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we will successfully acquire additional mineral rights, that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations in any of our company's properties, other than the San Cristobal project.

     We consider from time to time the acquisition of operating or formerly operating mines. Our decisions to acquire such properties are based on a variety of factors including historical operating results, estimates of and assumptions about future reserves, cash and other operating costs, metals prices and projected economic returns, and evaluations of existing or potential liabilities associated with the property and its operation. Other than historical operating results, all of these may differ significantly from our estimates and assumptions. In addition, there is intense competition for attractive properties. Accordingly, there is no assurance that our acquisition efforts will result in profitable mining operations.

Development Risks - our profitability depends, in part, on actual economic returns and actual costs of developing mines, which may differ significantly from our estimates and involve unexpected problems and delays.

     None of our mineral properties, including the San Cristobal project, has an operating history upon which we can base estimates of future cash operating costs. Our decision to develop the San Cristobal project is based on feasibility studies. Decisions about the development of other projects in the future may also be based on feasibility studies. Feasibility studies derive estimates of reserves and operating costs and project economic returns. Estimates of economic returns are based, in part, on assumptions about future metals prices. See "-- Volatility of Metals Prices." Feasibility studies derive estimates of cash operating costs based upon, among other things:

  . anticipated tonnage, grades and metallurgical characteristics of ore to be mined and processed;

  .  anticipated recovery rates of silver and other metals from the ore;

  .  cash operating costs of comparable facilities and equipment; and

  .  anticipated climatic conditions.

Actual cash operating costs, production and economic returns may differ significantly from those anticipated by our studies and estimates.

      There are a number of uncertainties inherent in the development and construction of any new mine, including the San Cristobal project. See "-- San Cristobal Project Risks." These uncertainties include:

  . the timing and cost, which can be considerable, of the construction of mining and processing facilities;

  . the availability and cost of skilled labor, power, water and transportation facilities;

  . the availability and cost of appropriate smelting and refining arrangements;

  . the need to obtain necessary environmental and other governmental permits, and the timing of those permits; and

  . the availability of funds to finance construction and development activities.

     The costs, timing and complexities of mine construction and development are increased by the remote location of many mining properties, like the San Cristobal project. It is common in new mining operations to experience unexpected problems and delays during mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there is no assurance that our future development activities will result in profitable mining operations.

Title to Our Mineral Properties May be Challenged

     Our policy is to seek to confirm the validity of our rights to title to, or contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged or impugned. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. We have not conducted surveys of all of the claims in which we hold direct or indirect interests and, therefore, the precise area and location of such claims may be in doubt. Accordingly, our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate our properties as permitted or to enforce our rights with respect to such properties.

Property Rights - we may lose rights to properties if we fail to meet payment requirements or development or production schedules.

     We derive the rights to some of our mineral properties, including some of our principal properties at the San Cristobal project, from leaseholds or purchase option agreements which require the payment of rent or other installment fees. If we fail to make such payments when they are due, our rights to such property may lapse. There can be no assurance that we will always make payments by the requisite payment dates. In addition, some contracts with respect to our mineral properties require development or production schedules. There can be no assurance that we will be able to meet any or all of such development or production schedules. In addition, our ability to transfer or sell our rights to some of our mineral properties requires governmental approvals or third party consents, which may not be granted.

Mining Risks and Limits of Insurance Coverage - we cannot insure against all of the risks associated with mining.

     The business of mining is subject to a number of risks and hazards, including:

     .  adverse environmental effects;

     .  industrial accidents;

     .  labor disputes;

     .  technical difficulties due to unusual or unexpected geologic formations;

     .  cave-ins; and

     . flooding and periodic interruptions due to inclement or hazardous weather conditions.

     Such risks can result in, among other things:

     . damage to, and destruction of, mineral properties or production facilities;

     .  personal injury;

     .  environmental damage;

     .  delays in mining;

     .  monetary losses; and

     .  legal liability.

     Although we maintain, and intend to continue to maintain, insurance with respect to our operations and mineral properties within ranges of coverage consistent with industry practice, there can be no assurance that such insurance will be available at economically feasible premiums. Insurance against environmental risks is not generally available. These environmental risks include potential liability for pollution or other disturbances resulting from mining exploration and production. In addition, not all risks associated with developing and producing silver, zinc, lead and other metals are included in coverage and some covered risks may result in liabilities which exceed policy limits. Further, we may elect to not seek coverage for all risks. The occurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial condition and results of operations.

Foreign Operations - we conduct all of our exploration activities in countries with developing economies and are subject to the risks of political and economic instability associated with these countries.

     We currently conduct exploration activities in countries with developing economies including Bolivia, Chile, Honduras, Mexico and Peru in Latin America. These countries and other emerging markets in which we may conduct operations have from time to time experienced economic or political instability. We may be materially adversely affected by risks associated with conducting operations in countries with developing economies, including:

     .  political instability and violence;

     .  war and civil disturbance;

     .  expropriation or nationalization;

     .  changing fiscal regimes;

     .  fluctuations in currency exchange rates;

     .  high rates of inflation;

     .  underdeveloped industrial and economic infrastructure; and

     .  unenforceability of contractual rights.

     Changes in mining or investment policies or shifts in the prevailing political climate in any of the countries in which we conduct exploration and development activities could adversely affect our business. Our operations may be affected in varying degrees by government regulations with respect to, among other things:

     .  production restrictions;

     .  price controls;

     .  export controls;

     .  income and other taxes;

     .  maintenance of claims;

     .  environmental legislation;

     .  foreign ownership restrictions;

     .  foreign exchange and currency controls;

     .  labor;

     .  welfare benefit policies;

     .  land use;

     .  land claims of local residents;

     .  water use; and

     .  mine safety.

We cannot accurately predict the effect of these factors. In addition, legislation in the United States regulating foreign trade, investment and taxation could have a material adverse effect on our financial condition and results of operations.

Government Regulation of Environmental Matters - our activities are subject to foreign environmental laws and regulations which may materially adversely affect our future operations.

     We conduct mineral exploration and development activities primarily in Central America and South America, and are most active in Bolivia, where the San Cristobal Project is located, and Mexico. With the development of San Cristobal, we also expect to conduct mining operations in Bolivia. These countries have laws and regulations which control the exploration and mining of mineral properties and their effects on the environment, including air and water quality, mine reclamation, waste handling and disposal, the protection of different species of flora and fauna and the preservation of lands. These laws and regulations will require our company to acquire permits and other authorizations for certain activities. In many countries, including Bolivia, there is relatively new comprehensive environmental legislation, and the permitting and authorization processes may be less established and less predictable than they are in the United States. There can be no assurance that we will be able to acquire such permits or authorizations on a timely basis, if at all. Delays in acquiring any permit or authorization could increase the development cost of San Cristobal or other projects and could delay the commencement of production. See "Republic of Bolivia--Environmental
Matters."

     Environmental legislation in many countries is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. In Bolivia, where there is relatively new environmental legislation, enforcement activities and strategies may be under development, and thus may be less predictable than in the United States. We cannot predict what environmental legislation or regulations will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or regulatory agencies or stricter interpretation of existing laws, may (1) necessitate significant capital outlays, (2) cause us to delay, terminate or otherwise change our intended activities with respect to one or more projects and (3) materially adversely affect our future operations.

      Many of our exploration and development properties are located in historic mining districts where prior owners may have caused environmental damage which may not be known to us or to the regulators. In most cases, we have not sought complete environmental analyses of our mineral properties and have not conducted comprehensive reviews of the environmental laws and regulations in every jurisdiction in which we own or control mineral properties. To the extent we are subject to environmental requirements or liabilities, the cost of compliance with such requirements and satisfaction of such liabilities would reduce our net cash flow and could have a material adverse effect on our financial condition and results of operations. If we are unable to fund fully the cost of remediation of any environmental condition, we may be required to suspend operations or enter into interim compliance measures pending completion of the required remediation.

Competition - we compete against larger and more experienced companies.


     The mining industry is intensely competitive. Many of the largest mining companies are primarily producers of base metals, and may become interested in the types of silver deposits on which we are focused because these deposits typically are polymetallic, containing significant quantities of base metals such as zinc, lead and copper. Many of these companies have greater financial resources, operational experience and technical capabilities than we have. We may encounter increasing competition from other mining companies in our efforts to acquire mineral properties and hire experienced mining professionals. Increased competition in our business could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

Holding Company Structure Risks - our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions imposed by law and foreign currency exchange regulations.

     We conduct, and will continue to conduct, all of our operations through subsidiaries. Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate. Our subsidiaries' ability to pay dividends or make other distributions to our company is also subject to their having sufficient funds to do so. If our subsidiaries are unable to pay dividends or make other distributions, our growth may be inhibited unless we are able to obtain additional debt or equity financing on acceptable terms. In the event of a subsidiary's liquidation, we may lose all or a portion of our investment in such subsidiary.

Requirement of External Financing - we may not be able to raise the funds necessary to explore and develop our mineral properties.

     We will need external financing to develop and construct the San Cristobal project and to fund the exploration and development of our other mineral properties. Sources of such external financing may include bank borrowings and future debt and equity offerings. There can be no assurance that financing will be available on acceptable terms, or at all. The failure to obtain such financing could have a material adverse effect on our growth strategy and our results of operations and financial condition. The mineral properties that we are likely to develop are expected to require significant capital expenditures. There can be no assurance that we will be able to secure the financing necessary to retain our rights to, or to begin or sustain, production at our mineral properties.

Dependence on Key Personnel

     We are dependent on the services of key executives including our chairman and our chief operating officer and a small number of highly skilled and experienced executives and personnel focused on the development of the San Cristobal project. Due to the relatively small size of our company, the loss of these persons or our inability to attract and retain additional highly skilled employees required for the development of the San Cristobal project, may delay or otherwise adversely affect the development of the San Cristobal project, which could have a material adverse effect on our business or future operations.

Substantial Control By Directors and Officers, and   Shareholders - the
substantial control of our company by the directors and officers, and shareholders may have a significant effect in delaying, deferring or preventing a change in control of our company or other events which could be of benefit to our other shareholders.

     As of March 1, 1999, Thomas S. Kaplan and the other directors of our company and officers of Apex Silver Mines Corporation, together with members of their families and entities that may be deemed to be affiliates of or related to such persons or entities, beneficially owned approximately 34% of the outstanding shares of our company . This percentage includes approximately 1.4% owned by Paul Soros and his affiliates and approximately 6.7% owned by Eduardo Elsztain and his affiliates . In addition, as of March 1, 1999, Quantum Industrial Partners LDC and Geosor Corporation collectively owned approximately 17% of the outstanding shares of our company. George Soros, by virtue of his ownership of Geosor Corporation and his position with Soros Fund Management LLC, an investment advisor to Quantum Industrial Partners LDC, may have the power to direct the way that these shares are voted. Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing a change in control of our company or other events which could be of benefit to our other shareholders.

              RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
             COMBINED FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS

     Our company is a mining exploration and development company that holds a portfolio of silver exploration and development properties in South America and Central America. None of these properties are in production, and, consequently, our company has no current operating income or cash flow. Accordingly, no ratios are shown for any of the years ended December 31, 1994, 1995, 1996, 1997 and 1998 and the six-month period ended June 30, 1999 as earnings were not sufficient to cover fixed charges. As of the date of this prospectus, we have not issued any preference shares. As a result of the net losses incurred for the period ended December 31, 1994 and for each of the years ended December 31, 1995, 1996, 1997 and 1998 and the six-month period ended June 30, 1999, earnings were inadequate to cover fixed charges by $0.2 million, $1.9 million, $11.7 million, $15.0 million and $11.0 million and $4.5 million, respectively.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows our company to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:


     .  Annual Report on Form 10-K for the year ended December 31, 1998;

     .  Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     .  Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

     .  Current Report on Form 8-K filed on September 7, 1999; and

     . The description of the ordinary shares and other classes or series of shares contained under the caption "Description of Ordinary Shares" in our registration statement on Form S-1, as amended (File No. 333-34685), and incorporated by reference into the registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, of our company filed with the SEC on November 18, 1997 .

     You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

          Linda Wilson
          Vice President Investor Relations
          Apex Silver Mines Corporation
          1700 Lincoln Street, Suite 3050
          Denver, Colorado 80203
          (303) 839-5060

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.


                           FORWARD-LOOKING STATEMENTS

     Some information contained in this prospectus or any prospectus supplement, or incorporated by reference into this prospectus or any prospectus supplement may contain forward-looking statements. These statements include comments regarding mine development and construction plans, costs, grade, production and recovery rates, permitting, financing needs, the availability of financing on acceptable terms, the timing of engineering studies and environmental permitting, and the markets for silver, zinc and lead. The use of any of the words "anticipate", "continue," "estimate," "expect," "may," "will," "project," "should," "believe" and similar expressions are intended to identify uncertainties. We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors set forth in, or incorporated by reference into, this prospectus or any prospectus supplement:

  . worldwide economic and political events affecting the supply of and demand for silver, zinc and lead;

  . volatility in market prices for silver, zinc and lead;

  . financial market conditions, and the availability of financing on terms acceptable to our company;

  . uncertainties associated with developing a new mine, including potential cost overruns and the unreliability of estimates in early stages of mine development;

  . variations in ore grade and other characteristics affecting mining, crushing, milling and smelting operations and mineral recoveries;

  . geological, technical, permitting, mining and processing problems;

  . the availability and timing of acceptable arrangements for power, transportation, water and smelting;

  . uncertainties regarding future changes in tax legislation or implementation of existing tax legislation;

  . variations in smelting operations and capacity;

  . the availability of experienced employees; and

  . the factors discussed under "Risk Factors."


     Many of those factors are beyond our ability to control or predict. You should not unduly rely on these forward-looking statements. These statements speak only as of the date of this prospectus or the date of any prospectus supplement. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to our company and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus and any prospectus supplement.

                                  THE COMPANY

     Apex Silver Mines Limited explores and develops silver properties in South America and Central America. We have one of the largest, most diversified portfolios of privately owned and controlled silver exploration properties in the world. Since we were founded in 1993, we have added to our portfolio approximately 95 non-producing silver and other mineral properties located primarily in or near the traditional silver-producing regions of Bolivia, Peru, Chile, Honduras and Mexico.

     Since 1993, our exploration efforts have produced our first development project, the San Cristobal project located in southern Bolivia. Continued drilling and analysis of the properties relating to the San Cristobal project established that proven and probable reserves total 240 million tonnes of ore grading 2.0 ounces per tonne of silver, 1.67 percent zinc and 0.58 percent lead containing 470 million ounces of silver, 8.8 billion pounds of zinc and 3.1 billion pounds of lead.

     We have completed a final, bankable feasibility study on the San Cristobal project . Based on the results of this study we anticipate developing a large scale, open pit mining operation with low stripping ratios, which we believe will be capable of processing 40,000 tonnes of ore per day using conventional mining and processing technologies.

     In addition, exploration efforts at other properties in Bolivia, Mexico and Peru indicate the presence of sufficient mineralization to warrant additional exploration and evaluation to determine the potential for future development.

Business Strategy

     We are one of a limited number of mining companies which focuses on silver exploration, development and production. Our strategy is to capitalize on our sizeable portfolio of silver exploration properties in order to achieve long-term profits and growth and to enhance shareholder value.

     Although our primary focus is on mining silver, we intend to produce other metals associated with our silver deposits if economically practicable, such as zinc, lead, copper and gold. Our company is managed by a team of seasoned mining professionals with significant experience in the identification and exploration of mineral properties, as well as the construction, development and operation of large scale, open pit and underground, precious and base metals mining operations.

     The principal elements of our business strategy are to:

     . proceed to develop the San Cristobal project into a large scale open pit mining operation;

     . continue to explore and evaluate the Cobrizos silver property in southern Bolivia and the Platosa silver and zinc property in northern Mexico;

     . continue to explore and develop other properties which we believe are most likely to contain significant amounts of silver and divesting those properties that are not of continuing interest; and

     . identify and acquire additional mining and mineral properties that we believe contain significant amounts of silver or have exploration potential.

History, Principal Office

     We conduct substantially all of our operations through Apex Silver Mines and its subsidiaries. Apex Silver Mines was formerly Apex Silver Mines LDC and is our wholly owned subsidiary . Our company's material assets consist exclusively of the shares of Apex Silver Mines.


     We have a contract with Apex Silver Mines Corporation, a wholly owned subsidiary of Apex Silver Mines, under which Apex Silver Mines Corporation provides our company with strategic, financial, planning and other management services. Apex Silver Mines Corporation maintains its principal office at 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203 and its telephone number is
(303) 839-5060.

Enforceability of Civil Liabilities Under United States Laws

     Our company is a Cayman Islands exempted company and some of our directors reside in jurisdictions outside of the United States. At any one time, all or a substantial portion of our assets and directors are or may be located in jurisdictions outside of the United States. Therefore, it could be difficult for investors to effect within the United States service of process on our company or any of the directors who reside outside the United States. Further, it could be difficult to recover against our company or such directors judgments of courts in the United States, including judgments based upon civil liability under U.S. federal securities laws and similar state laws. Notwithstanding the foregoing, our company has irrevocably agreed that it may be served with process with respect to actions based on offers of the securities offered by this prospectus in the United States by serving Apex Silver Mines Corporation, 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203, its U.S. agent appointed for that purpose.

     W.S. Walker & Company, our Cayman Islands counsel, has advised our company that there may be circumstances where the courts of the Cayman Islands would not enforce:

     . judgments of U.S. courts obtained in actions against our company or directors of our company that are not resident within the United States that are based upon the civil liability provisions for the U.S. federal securities laws and similar state laws; or

     . original actions brought in the Cayman Islands against our company or such persons based solely upon U.S. federal securities laws.

     There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement. There are grounds upon which Cayman Islands courts may not enforce judgments of U.S. courts. In addition, some remedies that are available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, may not be allowed in Cayman Islands courts as being contrary to public policy.

                              REPUBLIC OF BOLIVIA

     We have compiled the following information from governmental and private publications.

General Information

     Bolivia is situated in central South America and is bordered by Peru, Brazil, Paraguay, Argentina and Chile. It has an area of 1,098,581 square kilometers and a population of approximately 8.1 million people. Bolivia's official and most widely spoken language is Spanish, but over 70 percent of the population is either native Aymara or Quechua Indian. Sucre is the capital city of Bolivia. La Paz is the seat of government and, with a population of over one million people, the largest city in Bolivia. La Paz is situated on the Altiplano, the high plateau which separates the eastern and western ranges of the Andes. The land in this part of the country is largely semi-desert plains bordered by steep, rugged mountains. The eastern portion of the country consists of sparsely populated low-lands bordering the Brazilian Amazon basin where temperate and tropical forests dominate. Santa Cruz is the principal city of the low country with a population of approximately 1,000,000.

     The government of Bolivia consists of a directly elected president and a bicameral congress. Since the military government stepped down in 1982, Bolivia has maintained a stable democratic system with elections every four years. The current president, Hugo Banzer, was elected by the congress on August 5, 1997, after none of the presidential candidates succeeded in winning a majority of the votes in the general election held in June 1997.

Economy

     The Bolivian economy has experienced continuous growth and relatively low, stable inflation in recent years. This economic performance is generally ascribed to the deregulation of key sectors of the economy, including oil and gas, communications, transportation and finance, and to foreign direct investment which has occurred as part of the recent privatization of formerly government-owned electricity, telecommunications, railways, aviation and oil and gas companies. The country's privatization program has involved (1) the sale of shares in government-owned entities in exchange for capital contributions to the privatized entities, and (2) the contribution of government-owned shares in such privatized entities to trust funds established on behalf of all Bolivians over the age of 21 at the end of 1995. In connection with this program, we have entered into joint venture agreements with the government mining company, Comibol, with respect to two properties. Summary information on the Bolivian economy is set forth in the table below.

                                                         1994       1995         1996         1997        1998
GDP Growth........................................        5.0%        3.7%         4.0%        4.2%        4.7%
GDP per Capita....................................     $  756      $  812       $  860      $1,005      $1,076
Inflation.........................................        8.5%       12.6%         7.9%       6.73%       4.39%
Pubic Section Deficit (non-financial) as
  % of GDP........................................        3.2%        2.3%         2.1%        3.6%          4%
Exports FOB (in millions).........................     $1,124      $1,181       $ 1326      $1,272      $1,206
Imports CIF (in millions).........................     $1,196      $1,433       $1,635      $1,906      $2,083
Current Account Balance (% GDP)...................        3.6%        5.0%         5.2%         -8%        -10%
Total Investment (in millions)....................     $  794      $  898       $  540      $1,578      $1,754
Share of GDP (%)..................................       13.3%       13.7%         7.6%       19.8%       20.5%
Public Investment (in millions)...................     $  481      $  505       $  524      $  582      $  539
Share of GDP (%)..................................     $  481      $  505          7.6%        7.3%        6.3%
Private Investment (in millions)..................     $  288      $  373       $  632      $  996      $1,215
Share of GDP (%)..................................        4.8%        5.7%         8.9%       12.5%       14.2%

Source: Latin Finance

     The official monetary unit of Bolivia is the boliviano, which was introduced in January 1987 following the adoption in 1985 of a broad based reform program known as the "New Economic Policy." In the mid-1980s, prior to the New Economic Policy, Bolivia suffered from hyperinflation, declining foreign investment, growing balance of payments deficits and a foreign exchange shortage fueled in part by an increasing disparity between the official and unofficial exchange rates. The New Economic Policy removed restrictions on exports and imports, ended most price controls and subsidies, instituted a freeze on public sector wages and subjected the public sector to rigorous cost cutting. By 1986, inflation was under control and the International Monetary Fund resumed stand-by assistance. During the period of the New Economic Policy, the gap between the official exchange rate and the parallel unofficial rate was bridged. On December 31, 1998, the exchange rate was 5.65 bolivianos to one U.S. dollar compared to the exchange rate on December 31, 1997 of 5.37 bolivianos to one U.S. dollar. Over the past year the boliviano has shown a tendency to depreciate approximately US$0.01 every 13 days; however this pace has accelerated recently in response to the devaluation of the Brazilian currency.

     The boliviano is freely convertible in Bolivia at a single, public exchange rate established by twice-weekly auctions held by the Bolivian Central Bank.

Foreign Investment and Tax

     Since the New Economic Policy, most restrictions on trade have been removed or are in the process of being phased out. The remaining material restrictions applicable to mining in Bolivia are described below. Currently, import levies stand at ten percent for all items except capital goods, which are subject to a five percent levy. In March 1991, a new export code introduced further measures to liberalize trade. In order to prevent transfer pricing and other tax avoidance mechanisms, almost all foreign trade transactions require the filing of an aviso de conformidad describing the terms of the underlying transactions.

     The 1990 Investment Law provides for unrestricted repatriation of capital, freedom to import goods and services, equality under the law between foreign and domestic companies, and the creation of "free trade zones".

     Mining companies in Bolivia are subject to a 25 percent income tax. Taxable income is determined in accordance with Bolivian generally accepted accounting principles.

     Under the new Bolivian Mining Code, which came into effect on March 17, 1997, there is Complementary Mining Tax applicable to whomever carries out mining activities. Mining activities are defined to include: prospecting and exploration; mining or extracting minerals or metals; concentrating mine products; smelting and refining; and marketing of minerals and metals. The Complementary Mining Tax is calculated by applying an aliquot to the taxable base. The aliquot of the Complementary Mining Tax is a variable percentage indexed to the official U.S. dollar market price for the relevant metal or mineral. The variable percentage fluctuates between three percent and seven percent for precious stones and metals and between one percent and five percent for other metallic minerals. The taxable base is construed as the amount that results from multiplying the weight of the fine content of the mineral or metal by its official U.S. dollar market price. This tax is creditable against corporate income and is, in effect, a minimum tax on mining companies. If complementary mining tax payments in any fiscal year exceed corporate income tax payments, the excess is a credit against corporate income in the following year. Manufacturing or processing involving minerals is not subject to the Complementary Mining Tax.

     Bolivian source income, including dividends, interest, management fees and expenses charged to a Bolivian company by foreign affiliates, is subject to a withholding tax of 12.5 percent, as is any of these payments when made to third parties.

     Operating losses are adjusted for inflation and may be carried forward and deducted from taxable income indefinitely. However, if accrued losses exceed 50 percent of capital, the capital must be increased.

     Bolivia assesses a 12.5 percent tax on profits of a branch of a foreign corporation operating in Bolivia. The branch tax is calculated on the book profits of the branch regardless of remittances. Any portion of the profits reinvested in Bolivia can be excluded from the taxable basis. Book profits are deemed remitted 120 days after the end of the fiscal year.

     There is a 13 percent value added tax ("VAT") on all sales, including mineral commodities, a five percent import duty on machinery and equipment and a ten percent duty on imported raw materials and components. The VAT paid on purchases is recoverable against VAT collected on Bolivian sales. Exports are not subject to VAT. The exporter can offset the VAT credit arising from purchases with domestic sales or can apply for a refund of import duties and VAT paid on inputs and raw materials included in the cost of exported goods. However, the refund of credits arising from imports is limited to 13 percent of the total value of the exports and therefore is not recoverable during the exploration phase.

Mining Industry

     Bolivia produces a number of mineral commodities including tin, gold, silver, lead, zinc, antimony, tungsten, copper and bismuth. The country has long been a leading mineral and precious metals producer. Bolivia was colonized in the early sixteenth century by Spaniards who arrived in search of silver and gold. The extensive silver mining operations in Potosi which developed under Spanish rule led to the region being described as the "treasury of the Spanish empire." In the early twentieth century, tin became the country's leading mineral export although in recent years the focus has returned to gold, silver, lead and zinc. The country's principal mining regions are the eastern part of Bolivia along the Brazilian border, and the traditional mining areas of the Altiplano and Cordillera.

     Recent regulatory reforms have resulted in increased exploration activities, particularly with respect to precious metals. In the early 1990s, the government reformed the land tenure system, reduced taxes on mining operations, established equal treatment under the law between Comibol and foreign companies in obtaining mineral concessions, and created a national Mining Inventory Service which will maintain up-to-date information, including maps, for exploration and mining exploration concessions.

Mining Concessions

     Pursuant to the Bolivian constitution, all mineral deposits are the property of the State. Mining concessions, which may be awarded by the government, grant the holder, subject to the payment of patents, the real and exclusive right to carry out prospecting, exploration, exploitation, concentration, smelting, refining and marketing activities with respect to all mineral substances located within a given concession. Individual mineral claims consist of indivisible squares shaped like an inverted pyramid, whose lower vertex is the center of the earth and whose surface area covers a total area of 25 hectares. Mining concessions are comprised of no fewer than one and no more than 2,500 adjacent squares. Mining concessions are distinct from the surface rights which comprise traditional land ownership; holders of mining concessions are entitled to explore and exploit a property and to use the water found at the property. Expropriation or the establishment of easements may not be legally carried out if the water supplies for a population are interrupted or negatively affected.

     Holders of mining concessions are obliged to pay an annual mining patent. Co-owners are jointly and severally responsible for the patent payment. The patent is progressive and fees are based on the number of years of existence of the concession. Concessions established before the enactment of the new Mining Code, which comprise an area of up to 1,000 mining claims, pay the equivalent of $1.00 per claim per year. Concessions established before the enactment of the new Mining Code which comprise an area

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

of more than 1,000 mining claims pay the equivalent of $1.00 per claim per year for the first five years of the existence of the concession; thereafter, the patent increases to the equivalent of $2.00 per claim per year. Concessions established under the new Mining Code pay the following: for the first five years of the existence of a concession, the owner is required to pay the equivalent of $25.00 per square per year; thereafter the patent increases to the equivalent of $50.00 per square per year. All of our Bolivian concessions were established prior to enactment of the new Mining Code.

     Mining concessions are liable to forfeiture when the corresponding annual patent fails to be paid. Forfeiture is governed by law and does not require any administrative or judicial declaration. When a concession has been forfeited, the mining concession reverts to the State.

Environmental Matters

     In 1992, the Bolivian government passed environmental legislation that established a comprehensive scheme for the initiation of a national environmental policy to protect the environment, promote sustainable development, promote the preservation of biological diversity and promote environmental education. Few environmental regulations specifically applicable to mineral exploration companies in Bolivia have been proclaimed to date. At present, concession holders must maintain waterways running through their concessions in their unspoiled state and concession holders must employ exploration and development techniques that will minimize environmental damage. Under Bolivia's environmental regulations, environmental impact assessments are required. In practice, foreign mining companies operating in Bolivia generally adhere to U.S. and European environmental standards for mining and exploration.

     The new Mining Code requires concession holders to minimize damage to surface rights, to neighboring concessions and to the environment. Concession holders are liable for damage or injury caused by their operations. Concession holders are not obliged to remediate environmental damage caused prior to the effectiveness of the new Mining Code or the date on which the mining concession was obtained, if the concession was granted at a later date. Upon becoming the owner of a concession, the concession holder must conduct an environmental audit to determine the extent of any environmental damage. If an environmental audit is not performed, the concession holder assumes the responsibility to mitigate all environmental damage. Environmental liabilities incurred under this new regime survive the existence or ownership of the relevant concession.

Labor Market

     Bolivia has a large pool of unskilled and, in the mining sector, semi-skilled labor, but a relative shortage of skilled labor and managerial expertise overall. One percent of the payroll tax is used for worker training. A large portion of the labor force that is engaged in wage employment is also unionized, although union participation is not mandatory. Strikes, the frequency of which have decreased greatly since the early 1980s, are not forbidden. However, before a strike may be called, all legally mandated alternatives, such as negotiation, mediation and conciliation, must have been exhausted. Collective bargaining agreements are very rare, as negotiations are generally carried out between an individual company's union and management.

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

                                USE OF PROCEEDS

     Unless otherwise specified in a prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for one or more of the following purposes:

     .    constructing and developing the San Cristobal project;

     .    exploring and developing properties in our portfolio;

     . maintaining control or ownership of our properties, including making ongoing lease and royalty payments and paying other maintenance and registration fees;

     .    acquiring additional mining related properties or businesses; and

     .    financing other general corporate purposes.


                      DESCRIPTION OF THE DEBT SECURITIES

     The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

     The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture be entered into between our company and Wilmington Trust Company, as trustee for the senior debt securities. The subordinated debt securities will be issued under an indenture to be entered into between our company and Wilmington Trust FSB, as trustee for the subordinated debt securities.

     The following summary of the material provisions of the indentures is not complete. You should refer to the indentures, copies of which are exhibits to the registration statement of which this prospectus is a part. Section references below are to the section in the applicable indenture.

     We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries, except to the extent that our company may be recognized as a creditor of those subsidiaries. Claims of creditors of our subsidiaries other than our company may include substantial amounts of long-term debt, commercial paper and other short-term borrowings.

General

     Neither indenture limits the amount of debt securities that we may issue thereunder. Each indenture provides that debt securities may be issued up to the principal amount authorized by our company from time to time. The senior debt securities will have the same ranking as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

     The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

     .    the title of the debt securities;

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


     . any limit upon the aggregate principal amount of the debt securities;

     . the date or dates, or the method of determining the dates, on which the debt securities will mature;

     . the interest rate or rates of the debt securities, or the method of determining those rates, the interest payment dates and, for registered debt securities, the Regular Record Dates;

     . if a debt security is issued with original issue discount, the yield to maturity;

     .    the places where payments may be made on the debt securities;

     . any mandatory or optional redemption provisions applicable to the debt securities;

     . any sinking fund or analogous provisions applicable to the debt securities;

     . any conversion or exchange provisions applicable to the debt securities;

     . any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

     . the portion of the principal amount of the debt security payable upon the acceleration of maturity if other than the entire principal amount of such debt securities;

     . any deletions of, or changes or additions to, the events of default or covenants applicable to the debt securities;

     . if other than U.S. dollars, the currency or currencies, including European Currency Units, the euro and other composite currencies, in which payments of principal, premium and/or interest on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

     . the method of determining the amount of any payments on the debt securities which are linked to an index;

     . whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons , or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

     . any terms relating to the delivery of the debt securities if they are to be issued upon the exercise of warrants;

     . whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts; and

     .    any other specific terms of the debt securities.

     (Sections 2.2 and 3.1).

     Unless otherwise specified in the applicable prospectus supplement, (1) the debt securities will be registered debt securities and (2) debt securities denominated in U.S. dollars will be issued, in the case of registered debt securities, in denominations of $1,000 or an integral multiple of $1,000 and, in the case of bearer debt securities, in denominations of $5,000. debt securities may bear legends required by United States federal tax law and regulations (Section 4.1).

     If any of the debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities and such foreign currency or currency unit.

     Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest during all or a part of the time that such debt securities are outstanding or bear interest at below-market rates and will be sold at a discount below their stated principal amount at maturity. The prospectus supplement will also contain special tax, accounting or other information relating to original issue discount securities or relating to other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than U.S. dollars.

Exchange, Registration and Transfer

     Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency maintained by our company for such purposes, without the payment of any service charge, except for any tax or governmental charges (Section 4.4). The senior trustee initially will be the designated security registrar in the United States for the senior debt securities. The subordinated trustee initially will be the designated security registrar in the United States for the subordinated debt securities.

     If debt securities are issuable as both registered debt securities and bearer debt securities, the bearer debt securities will be exchangeable for registered debt securities. Except as provided below, bearer debt securities will have outstanding coupons. If a bearer debt security with related coupons is surrendered in exchange for a registered debt security between a record date and the date set for the payment of interest, the bearer debt security will be surrendered without the coupon relating to that interest payment and that payment will be made only to the holder of the coupon when due.

     In the event of any redemption in part of any class or series of debt securities, we will not be required to:

     . issue, register the transfer of, or exchange, debt securities of any series between the opening of business 15 days before any selection of debt securities of that series to be redeemed and the close of business on:

            . if debt securities of the series are issuable only as registered debt securities, the day of mailing of the relevant notice of redemption, and

            . if debt securities of the series are issuable as bearer debt securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered debt securities and there is no publication, the day of mailing of the relevant notice of redemption;

     . register the transfer of, or exchange, any registered debt security selected for redemption, in whole or in part, except the unredeemed portion of any registered debt security being redeemed in part; or

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


     . exchange any bearer debt security selected for redemption, except to exchange it for a registered debt security which is simultaneously surrendered for redemption.

     (Section 4.4).

Payment and Paying Agent

     We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. Payment of interest on fully registered securities may be made at our option by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. (Sections 4.6 and 4.10).

     We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. (Sections 4.10 and 11.2). If any amount payable on any debt security or coupon remains unclaimed at the end of two years after such amount became due and payable, the Paying Agent will release any unclaimed amounts to our company, and the holder of the debt security or coupon will look only to our company for payment. (Section 11.3).

     The designated paying agent in the United States for the senior debt securities initially will be the senior trustee located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware. The designated paying agent in the United States for the subordinated debt securities initially will be the subordinated trustee located at 3773 Howard Hughes Parkway, Las Vegas,
Nevada.

Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary whom we will identify in a prospectus supplement. Global debt securities may be issued in either registered or bearer form and in either temporary or definitive form. All global debt securities in bearer form will be deposited with a depositary outside of the United States. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement.

     Other than with respect to payments, we may treat a person having a beneficial interest in a definitive global debt security as the holder of the principal amount of outstanding debt securities represented by the definitive global debt security as specified in a written statement delivered to the trustee by the holder of the definitive global debt security, or, in the case of a definitive global debt security in bearer form, by a depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and Cedel Bank, societe anonyme ("Cedel Bank"). (Section 4.11). Neither we, the trustee nor any of our respective agents will be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 4.11). We anticipate that the following provisions will apply to all depositary arrangements with a depositary.

Temporary Global Securities

     All or any portion of the debt securities of a series that are issuable as bearer debt securities initially may be represented by one or more temporary global debt securities, without interest coupons, to be deposited with Euroclear, and Cedel Bank for credit to the accounts of the beneficial owners of the debt securities or to such other accounts as they may direct. On and after an exchange date provided in the applicable prospectus supplement, each temporary global debt security will be exchangeable for definitive debt securities in bearer form, registered form, definitive global bearer form or any combination thereof, as specified in the prospectus supplement. No bearer debt security delivered in exchange for a portion of a temporary global debt security will be mailed or delivered to any location in the United States. (Sections 4.2 and 4.3).

     Interest on a temporary global debt security will be paid to Euroclear and/or Cedel Bank with respect to the portion held for its account only after they deliver to the trustee a certificate which states that such portion:

     .    is not beneficially owned by a United States person;

     . has not been acquired by or on behalf of a United States person or for offer to resell or for resale to a United States person or any person inside the United States; or

     .    if a beneficial interest has been acquired by a United States person,
          (a) that such person is a financial institution (as defined in the Internal Revenue Code of 1986, as amended), purchasing for its own account or has acquired the debt security through a financial institution and (b) that the debt securities are held by a financial institution that has agreed in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder and that it did not purchase for resale inside the United States.

The certificate must be based on statements provided by the beneficial owners of interests in the temporary global debt security. Each of Euroclear and Cedel Bank will credit the interest received by it to the accounts of the beneficial owners of the debt security or to such other accounts as they may direct. (Section 4.3).

     "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust with income subject to United States federal income taxation regardless of its source.

Definitive Global Securities

     Bearer Securities. The applicable prospectus supplement will describe the exchange provisions, if any, of debt securities issuable in definitive global bearer form. We will not deliver any bearer debt securities delivered in exchange for a portion of a definitive global debt security to any location in the United States. (Section 4.4).

     U.S. Book-Entry Securities. Debt securities of a series represented by a definitive global registered debt security and deposited with or on behalf of a depositary in the United States ("U.S. Book-Entry Debt Securities") will be represented by a definitive global debt security registered in the name of the depositary or its nominee. Upon the issuance of a global debt security and the deposit of the global debt security with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global debt security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents for the sale of such U.S. Book-Entry Debt Securities or by our company, if such debt securities are offered and sold directly by our company.

     Ownership of U.S. Book-Entry Debt Securities will be limited to participants or persons that may hold interests through participants. In addition, ownership of U.S. Book-Entry Debt Securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee for the definitive global debt security or by participants or persons that hold through participants.

     So long as the depositary, or its nominee, is the registered owner of such global debt security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the U.S. Book-Entry Debt Securities represented by such global debt security for all purposes under the indenture. Payment of principal of, and premium and interest, if any, on, U.S. Book-Entry Debt Securities will be made to the depositary or its nominee as the registered owner or the holder of the global debt security representing such U.S. Book-Entry Debt Securities. Owners of U.S. Book-Entry Debt Securities:

     . will not be entitled to have such debt securities registered in their names;

     . will not be entitled to receive physical delivery of the debt securities in definitive form; and

     . will not be considered the owners or holders of those debt securities under the indenture.

     The laws of some jurisdictions require that purchasers of securities take physical delivery of such securities in definitive form. These laws impair the ability to purchase or transfer U.S. Book-Entry Debt Securities.

     We expect that the depositary for U.S. Book-Entry Debt Securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive global debt security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global debt security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

Certain Covenants of the Company

     Limitation on Merger, Consolidation and Sales of Assets. We may, without the consent of the holders of the debt securities, merge into or consolidate with any other person, or convey or transfer all or substantially all of our company's properties and assets to another person provided that:

     . the successor assumes on the same terms and conditions all the obligations under the debt securities and the indentures; and

     . immediately after giving effect to the transaction, there is no default under the applicable indenture.

     (Section 9.1).

     The remaining or acquiring person will be substituted for our company in the indentures with the same effect as if it had been an original party to the indenture. (Section 9.2). A prospectus supplement will describe any other limitations on the ability of our company to merge into, consolidate with, or convey or transfer all or substantially all or our properties and assets to, another person.

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

Satisfaction and Discharge; Defeasance

     We may be discharged from our obligations on the debt securities of any class or series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash and/or U.S. government obligations or foreign government securities, as the case may be, to pay all the principal, interest and any premium due to the stated maturity or redemption date of the debt securities and comply with the other conditions set forth in the applicable indenture. The principal conditions that we must satisfy to discharge our obligations on any debt securities are (1) pay all other sums payable with respect to the applicable series of debt securities and (2) deliver to the trustee an officers' certificate and an opinion of counsel which state that the required conditions have been satisfied. (Section 5.1).

     Each indenture contains a provision that permits our company to elect to be discharged from all of our obligations with respect to any class or series of debt securities then outstanding. However, even if we effect a legal defeasance, some of our obligations will continue, including obligations to:

     .    maintain and apply money in the defeasance trust,

     .    register the transfer or exchange of the debt securities,

     .    replace mutilated, destroyed, lost or stolen debt securities, and

     . maintain a registrar and paying agent in respect of the debt securities.

     Each indenture also permits our company to elect to be released from our obligations under certain covenants and from the consequences of an event of default resulting from a breach of those covenants . To make either of the above elections, we must deposit in trust with the trustee cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars, and/or foreign government securities if the debt securities are denominated in a foreign currency, which through the payment of principal and interest under their terms will provide sufficient amounts, without reinvestment, to repay in full those debt securities. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U. S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and times as would have been the case if such deposit and defeasance had not occurred. In the case of a legal defeasance only, the opinion of counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law. (Section 5.3).

     The indentures specify the types of U.S. government obligations and foreign government securities that we may deposit.

Events of Default, Notice and Waiver

     Each indenture defines an event of default with respect to any class or series of debt securities as one or more of the following events:

     . failure to pay interest on any debt security of the class or series for 30 days when due;

     . failure to pay the principal or any premium on any debt securities of the class or series when due;

     .    failure to make any sinking fund payment for 30 days when due;

     . failure to perform any other covenant in the debt securities of such series or in the applicable indenture with respect to debt securities of such series for 90 days after being given notice; and

     . occurrence of an event of bankruptcy, insolvency or reorganization set forth in the indenture.

     An event of default for a particular class or series of debt securities does not necessarily constitute an event of default for any other class or series of debt securities issued under an indenture. (Section 6.1).

     In the case of an event of default arising from events of bankruptcy or insolvency set forth in the indenture, all outstanding debt securities will become due and payable immediately without further action or notice. If any other event of default as to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding debt securities of that series may declare all the debt securities to be due and payable immediately.

     The holders of a majority in aggregate principal amount of the debt securities then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of that series waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of that series.

     Each indenture requires the trustee to, within 90 days after the occurrence of a default known to it with respect to any outstanding series of debt securities, give the holders of that class or series notice of the default if uncured or not waived. However, the trustee may withhold this notice if it determines in good faith that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a payment default. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of that series. (Section 7.2).

     Other than the duty to act with the required standard of care during an event of default, a trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security and indemnity. (Section 7.3). Each indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee if the direction would not conflict with any rule of law or with the indenture. However, the trustee may take any other action that it deems proper which is not inconsistent with any direction and may decline to follow any direction if it in good faith determines that the directed action would involve it in personal liability. (Section 6.12).

     Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 11.4).

Modification of the Indentures

     We and the applicable trustee may modify an indenture without the consent of the holders for limited purposes, including adding to our covenants or events of default, establishing forms or terms of debt securities, curing ambiguities and other purposes which do not adversely affect the holders in any material respect. (Section 10.1).

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


     We and the applicable trustee may make modifications and amendments to an indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

     .    change the stated maturity of any debt security;

     . reduce the principal, premium , if any, or rate of interest on any debt security;

     . change any place of payment or the currency in which any debt security is payable;

     . impair the right to enforce any payment after the stated maturity or redemption date;

     .    adversely affect the terms of any conversion right;

     . reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture;

     . change any of our obligations, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in the indenture for such series;
          or

     . change the provisions in the indenture that relate to its modification or amendment other than to increase the percentage of outstanding debt securities of any series required to consent to any modification or waiver under the indenture.

     (Section 10.2).

Meetings

     The indentures contain provisions for convening meetings of the holders of debt securities of a series. (Section 14.1). A meeting may be called at any time by the trustee and also, upon request, by our company or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 14.2). Persons holding a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting. A meeting called by our company or the trustee that did not have a quorum may be adjourned for not less than 10 days, and if there is not a quorum at the adjourned meeting, the meeting may be further adjourned for not less than 10 days. Except for any consent which must be given by the holders of each debt security affected by the modifications or amendments of an indenture described above under "Modification of the Indentures," any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. But any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given, or taken by the holders of a specified percentage, which is equal to or less than a majority, in principal amount of outstanding debt securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with an indenture will be binding on all holders of debt securities of that series and the related coupons. However, the indentures provide that if any action is taken with respect to any consent, waiver, or other action which the indentures expressly provide may be given by the holders of a specified percentage of outstanding debt securities of all series affected by the modification or amendment , acting as one class , only the principal amount of outstanding debt securities of any series represented at a meeting at which a quorum is present and voting in favor of such action will be counted for purposes of calculating the aggregate principal amount of outstanding debt securities of all series affected by the modification or amendment favoring such action. (Section
14.4).

Notices

     In most instances, notices to holders of bearer debt securities will be given by publication at least once in a daily newspaper in New York, New York and in London, England and in such other city or cities as may be specified in such bearer debt securities and will be mailed to such persons whose names and addresses were previously filed with the applicable trustee, within the time prescribed for the giving of such notice. Notice to holders of registered debt securities will be given by mail to the addresses of such holders as they appear in the Security Register. (Section 1.6).

Title

     Title to any bearer debt securities and any related coupons will pass by delivery. We, the trustee, and any agent of ours or the trustee may treat the holder of any bearer debt security or related coupon and, prior to due presentment for registration of transfer, the registered owner of any registered debt security as the absolute owner of that debt security for the purpose of making payment and for all other purposes , regardless of whether or not such debt security or coupon shall be overdue and notwithstanding any notice to the contrary (Section 4.7).

Replacement of Securities Coupons

      debt securities or coupons that have been mutilated will be replaced by our company at the expense of the holder upon surrender of such mutilated debt security or coupon to the security registrar. debt securities or coupons that become destroyed, stolen, or lost will be replaced by our company at the expense of the holder upon delivery to the security registrar of evidence of its destruction, loss, or theft satisfactory to our company and the security registrar. In the case of a destroyed, lost, or stolen debt security or coupon, the holder of the debt security or coupon may be required to provide reasonable security or indemnity to the trustee and our company before a replacement debt security will be issued. (Section 4.5).

Governing Law

     The indentures, the debt securities, and the coupons will be governed by, and construed under, the laws of the State of New York without regard to the principles of conflicts of laws.

Concerning the Trustees

     We may from time to time maintain lines of credit, and have other customary banking relationships, with any of the trustees.

Senior Debt Securities

     The senior debt securities will rank equally with all of our company's other unsecured and non-subordinated debt.

Certain Covenants in the Senior Indenture

     The prospectus supplement relating to a series of senior debt securities will describe any material covenants in respect of any series of senior debt securities.

Subordinated debt securities

     The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness. (Section 15.1 of subordinated indenture). In addition, claims of creditors of our subsidiaries, including trade creditors, secured creditors, and creditors holding guarantees issued by our subsidiaries, and claims of preferred shareholders of our subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though such obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors , including trade creditors , and preferred shareholders of our subsidiaries with regard to the assets of such subsidiaries.

     Unless otherwise specified in a prospectus supplement, senior indebtedness shall mean the principal of, premium, if any, and interest on, (1) all indebtedness for money borrowed by our company , including all indebtedness of another person for money borrowed that we guarantee , other than the subordinated debt securities, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, unless such indebtedness expressly states to have the same rank as the subordinated debt securities or to rank junior to the subordinated debt securities; and (2) any deferrals, renewals, or extensions of any such senior indebtedness, except that senior indebtedness will not include:

     .    any of our obligations to our subsidiaries; and

     . any liability for federal, state, local or other taxes owed or owing by our company.

     The senior debt securities constitute senior indebtedness under the subordinated indenture. A prospectus supplement will describe the relative ranking among different series of subordinated debt securities.

     Unless otherwise specified in a prospectus supplement, we may not make any payment on the subordinated debt securities and may not purchase, redeem, or retire any subordinated debt securities if (1) any senior indebtedness is not paid when due or (2) the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or such senior indebtedness has been paid in full. We may, however, pay the subordinated debt securities without regard to the foregoing if the subordinated trustee and our company receive written notice approving such payment from the representatives of the holders of senior indebtedness with respect to which either of the events set forth above has occurred and is continuing. Unless otherwise specified in a prospectus supplement, during the continuance of any default with respect to any Designated senior indebtedness under which its maturity may be accelerated immediately without further notice or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for 90 days after the receipt by the subordinated trustee of written notice of such default from the representatives of the holders of Designated senior indebtedness. If the holders of Designated senior indebtedness or the representatives of such holders have not accelerated the maturity of such Designated senior indebtedness at the end of the 90 day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated senior indebtedness during such period. (Section 15.3 of subordinated indenture).

     In the event that we pay or distribute our company's assets to creditors upon a total or partial liquidation, dissolution or reorganization of our company or our company's property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment . Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness as their interests may appear. However, holders of subordinated debt securities will be permitted to receive distributions of shares and debt securities subordinated to the senior indebtedness. (Section
15.2 of subordinated indenture). If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, such holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 15.5 of subordinated indenture).

     If payment of the subordinated debt securities is accelerated because of an event of default, either we or the subordinated trustee will promptly notify the holders of senior indebtedness or the representatives of such holders of the acceleration. We may not pay the subordinated debt securities until five Business Days after the holders or the representatives of the senior indebtedness receive notice of such acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time. (Section 15.4 of subordinated indenture).

     As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities, and our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of Subordinated Indebtedness.

     The prospectus supplement relating to a series of subordinated debt securities will describe any material covenants in respect of any series of subordinated debt securities.


                     DESCRIPTION OF THE PREFERENCE SHARES

     The following is a description of the material general terms and provisions of the preference shares. The particular terms of any class or series of preference shares will be described in the applicable prospectus supplement.

     The following summary of terms of our preference shares is not complete. You should refer to the provisions of our Memorandum of Association, the Articles of Association and the resolutions of the Board of Directors relating to the approval and terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of the preference shares.

     We are authorized to issue up to 75,000,000 shares of our company, par value $.01 per share. The Board of Directors has the power to designate whether an issue of shares shall be ordinary shares or preference shares. As of December 31, 1998, 26,250,761 ordinary shares were outstanding and no preference shares were outstanding. Subject to limitations prescribed by law, the Board of Directors is authorized at any time to:

     .    issue one or more classes or series of preference shares;

     . determine the designation for any class or series of preference shares; and

     .    determine the number of shares in any class or series.

     The Board of Directors in approving the issuance of a class or series of preference shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:

     . whether dividends on that class or series of preference shares will be cumulative or non-cumulative;

     . the dividend rate and rights in respect of dividends on the preference shares of that class or series;

     . the liquidation preference per share of that class or series of preference shares, if any;

     . the voting powers, if any, of the preference shares of that class or series;

     . any redemption and sinking fund provisions applicable to that class or series of preference shares;

     . any conversion provisions applicable to that class or series of preference shares;

     . the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference shares.

Dividends

     Holders of preference shares will be entitled to receive, when, as and if declared by the Board of Directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference shares unless full dividends for all classes or series of preference shares which have the same rank as, or rank senior to, such class or series of preference shares, including any unpaid cumulative dividends, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference shares and on each other class or series of preference shares having the same rank as, or ranking senior to, that class or series of preference shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference shares and the other preference shares bear to each other. In addition, generally, unless all dividends on the preference shares have been paid, no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

Convertibility

     No class or series of preference shares will be convertible into, or exchangeable for, other securities or property except as set forth in the prospectus supplement.

Redemption and Sinking Fund

     No class or series of preference shares will be redeemable or receive the benefit of a sinking fund except as set forth in the prospectus supplement.

Liquidation

     In the event we voluntarily or involuntarily liquidate, dissolve, or wind up our affairs, the holders of each class or series of preference shares will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus an amount equal to accrued and unpaid dividends, if any, before any distribution to the holders of ordinary shares. If the amounts payable with respect to preference shares are not paid in full, the holders of preference shares will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each class or series. After the holders of preference shares are paid in full, they will have no right or claim to any of our remaining assets.

Voting

     Except as indicated below or in the prospectus supplement, the holders of preference shares will not be entitled to vote. If the equivalent of six quarterly dividends payable on any class or series of preference shares is in default, the number of directors constituting our Board of Directors will be increased by two and the holders of such class or series of preference shares, voting together as a class with all other classes and class or series of preference shares entitled to vote on such election of directors, will be entitled to elect those additional directors. In the event of such a default, the Board of Directors will call a special meeting for the holders of all affected classes or series within 10 business days of the default for the purpose of electing the additional directors. Alternatively, the holders of record of a majority of the outstanding shares of all affected classes or series who are entitled to participate in the election of directors may elect such additional directors by written consent. If all accumulated dividends on any class or series of preference shares have been paid in full, the holders of shares of such class or series will no longer have the right to vote on directors and the term of office of each director so elected will terminate and the number of our directors will, without further action, be reduced by two.

     The majority vote of the holders of two-thirds of the outstanding shares of each class or series of preference shares voting together as a class, is required to authorize any amendment, alteration or repeal of the Articles of Association, the Memorandum of Association or the adoption of a special resolution by the shareholders of our company which would adversely affect the powers, preferences or special rights of the preference shares, including authorizing any class or series of shares with superior dividend and liquidation preferences.

Miscellaneous

     The holders of preference shares will have no preemptive rights. The preference shares, when issued, will be fully paid and nonassessable. Preference shares that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of share capital undesignated as to class or series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preference shares while there is any arrearage on sinking fund installments except as may be set forth in a prospectus supplement. Neither the par value nor the liquidation preference is indicative of the price at which the preference shares will actually trade on or after the date of issuance. Payment of dividends on any class or series of preference shares may be restricted by loan agreements, indentures and other transactions we may enter into.

No Other Rights

     The shares of a class or series of preference shares will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, the Memorandum of Association, the Articles of Association, the Board of Directors' resolution approving the issuance of such shares or as otherwise required by law.

Transfer Agent and Registrar

     The transfer agent for each class or series of preference shares will be described in the prospectus supplement.


                     DESCRIPTION OF THE DEPOSITARY SHARES

     We may, at our option, elect to offer fractional shares of preference shares, rather than full shares of preference shares. If we do, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular class or series of preference shares. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preference shares overlying that depositary share, to all rights and preferences of the preference shares overlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights. The particular terms of any depositary shares will be described in the applicable prospectus supplement.

     The shares of preference shares overlying the depositary shares will be deposited with a bank or trust company selected by our company under a deposit agreement between our company, the depositary and the holders of the depositary receipts. A depositary receipt will evidence the depositary shares issued under the deposit agreement. The depositary will be the transfer agent, registrar, and dividend disbursing agent for the depositary shares.

     Holders of depositary receipts will agree to be bound by the deposit agreement. Amy actions required to be taken by holders of depositary receipts, such as filing proof of residence and paying applicable charges, will be set forth in the deposit agreement.

     The following summary of the material provisions of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, and the Board of Directors' resolutions approving the issuance of the depositary shares for the applicable class or series of preference shares that are, or will be, filed with the SEC.

Dividends

     The depositary will distribute all cash dividends or other cash distributions received in respect of the class or series of preference shares overlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date, which will be the same date as the record date for the preference shares.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable class or series of preference shares, as set forth in the prospectus supplement.

Redemption

     If a class or series of preference shares overlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preference shares held by the depositary. Whenever we redeem any preference shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preference shares so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from our company and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preference shares and the depositary shares.

Voting

     Upon receipt of notice of any meeting at which the holders of preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preference shares. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preference shares overlying that holder's depositary shares. The record date for depositary receipts will be the same date as the record date for the preference shares. The depositary will try, as far as practicable, to vote the preference shares overlying the depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preference shares to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preference Shares

     Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preference shares overlying the depositary shares. Partial shares of preference shares will not be issued. Such holders of preference shares will not be entitled to deposit the shares under the deposit agreement to receive depositary receipts evidencing depositary shares for the preference shares.

Amendment and Termination of Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between our company and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by our company or the depositary only if (1) all outstanding depositary shares have been redeemed or
(2) there has been a final distribution in respect of the preference shares in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preference shares and the initial issuance of the depositary shares, any redemption of the preference shares and all withdrawals of preference shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other applicable charges as provided in the deposit agreement to be for their accounts. The deposit agreement may list circumstances under which the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by such depositary receipt if the charges are not paid.

Miscellaneous

     The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preference shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preference shares.

     Neither we nor the depositary will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the Deposit Agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering a notice to our company of its election to do so. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal Income Tax Consequences

     Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preference shares overlying the depositary shares. Accordingly, such owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of such preference shares. In addition,
(1) no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preference shares in exchange for depositary shares, (2) the tax basis of each share of preference shares to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged, and (3) the holding period for preference shares in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.


                      DESCRIPTION OF THE ORDINARY SHARES

     As of the date of this prospectus, our authorized share capital consists of 75,000,000 shares, par value $.01 per share. We are authorized to issue up to an aggregate of 75,000,000 ordinary shares and preference shares. As of June 30, 1999, 26,258,386 ordinary shares were outstanding and no preference shares were outstanding.

     The ordinary shares offered by this prospectus are validly issued, fully paid and nonassessable. There are no provisions of Cayman Islands law, the Memorandum of Association or the Articles of Association which impose any limitation on the rights of shareholders to hold or vote ordinary shares by reason of their not being resident in the Cayman Islands.

Dividends

     Holders of ordinary shares are entitled to receive dividends ratably when and as declared by the Board of Directors. The right to receive dividends is also subject to the rights of holders of preference shares.

Voting

     Holders of ordinary shares are entitled to one vote per share on all matters submitted to a vote of shareholders at a shareholders' meeting.

Rights Upon Liquidation

     In the event of our voluntary or involuntary dissolution, liquidation or winding-up, the holders of outstanding ordinary shares shall be entitled to share ratably in our assets available for distribution after payment in full of all debts and after the holders of preference shares have received their liquidation preferences in full.

Miscellaneous

     Ordinary shares are not redeemable and have no subscription, conversion or preemptive rights.


                          DESCRIPTION OF THE WARRANTS

     We may issue warrants for the purchase of preference shares or ordinary shares. Warrants may be issued independently or together with preference shares or ordinary shares and may be attached to or separate from any offered securities. Each class or series of warrants will be issued under a separate warrant agreement to be entered into between our company and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of the material provisions of the warrants is not complete. You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

Share warrants

     The prospectus supplement relating to a particular issue of warrants to issue ordinary shares or preference shares will describe the terms of the warrants, including the following:

     .      the title of the warrants;

     .      the offering price for the warrants, if any;

     .      the aggregate number of the warrants;

     .      the designation and terms of the ordinary shares or preference shares that may be purchased upon exercise of the warrants;

     .      if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

     .      if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

     .      the number of ordinary shares or preference shares that may be purchased upon exercise of a Warrant and the price at which such shares may be purchased upon exercise;

     .      the dates on which the right to exercise the warrants shall commence and expire;

     .      if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

     .      the currency or currency units in which the offering price, if any, and the exercise price are payable;

     .      if applicable, a discussion of material U.S. federal income tax considerations;

     .      the antidilution provisions of the warrants, if any;

     .      the redemption or call provisions, if any, applicable to the warrants; and

     .      any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.


               DESCRIPTION OF THE ORDINARY SHARE PURCHASE RIGHTS

General

     We may issue ordinary share purchase rights. The ordinary share purchase rights may be issued independently or together with any other security and may or may not be transferable by the purchaser receiving the ordinary share purchase rights. In connection with an ordinary share purchase rights offering to our shareholders, certificates evidencing the ordinary share purchase rights and a prospectus supplement will be distributed to our shareholders on the record date for receiving ordinary share purchase rights in such ordinary share purchase rights offering set by us.

     The prospectus supplement relating to an ordinary share purchase rights offering will describe the following terms of the ordinary share purchase rights in respect of which this prospectus is being delivered:

     .    the exercise price for such ordinary share purchase rights;

     . the number of such ordinary share purchase rights issued to each shareholder;

     . the extent to which such ordinary share purchase rights are transferable;

     . if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such ordinary share purchase rights;

     . any other terms of such ordinary share purchase rights, including terms, procedures and limitations relating to the exchange and exercise of such ordinary share purchase rights;

     . the date on which the right to exercise such ordinary share purchase rights shall commence, and the date on which such right shall expire;

     . the extent to which such ordinary share purchase rights includes an over-subscription privilege with respect to unsubscribed securities; and

     . if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the ordinary share purchase rights offering.

Exercise of the Ordinary Share Purchase Rights

     Holders of ordinary share purchase rights will be entitled to purchase for cash such principal amount of ordinary shares at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the ordinary share purchase rights offering. The ordinary share purchase rights may be exercised at any time up to the close of business on the expiration date for such ordinary share purchase rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised ordinary share purchase rights will become void.

     The ordinary share purchase rights may be exercised as set forth in the prospectus supplement relating to the ordinary share purchase rights offering. Upon receipt of payment and the ordinary share purchase rights certificate properly completed and duly executed at the corporate trust office of the agent for the ordinary share purchase rights or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares purchasable upon such exercise. In the event that not all of the ordinary share purchase rights issued in any ordinary share purchase rights offering are exercised, we may decide to offer any unsubscribed ordinary shares directly to persons other than shareholders, to or through agents, underwriters or dealers or under standby underwriting arrangements or through a combination of such methods, as set forth in the applicable prospectus supplement.

                             PLAN OF DISTRIBUTION

     We may sell the securities to or through underwriters or dealers, directly to other purchasers or through agents. Unless otherwise set forth in a prospectus supplement, (1) any such underwriters may include Salomon Smith Barney and Merrill Lynch & Co., acting alone or as representatives of a group of underwriters, and (2) any such agents may include Salomon Smith Barney and Merrill Lynch & Co. A prospectus supplement will set forth the names of such underwriters, dealers or agents, if any, and any applicable commissions or discounts. In addition, we may from time to time distribute the ordinary share purchase rights and issue ordinary shares directly to purchasers or through agents in connection with the exercise of ordinary share purchase rights. In addition, in connection with any ordinary share purchase rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters under which such underwriter will purchase any ordinary shares remaining unsubscribed for after such ordinary share purchase rights offering. The applicable prospectus supplement will set forth the terms of the offering of the securities, including the following:

     .         the name or names of any underwriters;

     .         the purchase price and the proceeds which we will receive from such sale;

     .         any underwriting discounts and other items constituting
          underwriters' compensation;

     .         any initial public offering price and any discounts or
          concessions allowed or reallowed or paid to dealers; and

     .         any securities exchanges on which the securities of such class or series may be listed.

     If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to the conditions precedent agreed to by the parties and the underwriters will be obligated to purchase all the securities of a class or series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may be sold directly by our company or through agents designated by our company from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by our company to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize agents or underwriters to solicit offers by eligible institutions to purchase securities from our company at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

     Agents and underwriters may be entitled to indemnification by our company against some civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make relating to such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, our company in the ordinary course of business.

     Each class or series of securities will be a new issue of securities with no established trading market. Any underwriter may make a market in such securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

                                 LEGAL MATTERS

     Some U.S. legal matters, including the validity of the securities offered by this prospectus, will be passed upon for our company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., New York, New York, our special legal counsel, and some Cayman Islands legal matters, including the validity of the securities offered by this prospectus, will be passed upon for our company by W.S. Walker & Company, Grand Cayman, Cayman Islands.


                                 EXPERTS

     The consolidated financial statements of Apex Silver Mines Limited incorporated by reference in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Reserves for the San Cristobal project were calculated by Mine Reserves Associates, Inc. All such figures are included in this prospectus in reliance upon the authority of that firm as experts in such matters.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other that the date on the front of this document.



                       [APEX SILVER MINES LIMITED LOGO]

                           APEX SILVER MINES LIMITED

                                ORDINARY SHARES

                                 ____________

                                  PROSPECTUS

                                 ____________

                               __________, 1999

                 SUBJECT TO COMPLETION DATED SEPTEMBER 7, 1999

PROSPECTUS


                           APEX SILVER MINES LIMITED


                           1,756,764 ORDINARY SHARES

                               ________________


     You should read this prospectus and any supplement carefully before you invest.

     The ordinary shares offered by this prospectus are being offered by the stockholders of our company named in the section entitled "Selling Stockholders" on page 21. The selling stockholders may sell the ordinary shares from time to time in various types of transaction including:

          .    on the American Stock Exchange; and

          .    in privately negotiated transactions.

     For additional information on methods of sale, you should refer to the section entitled "Plan of Distribution" on page 24. Our company will not receive any portion of the proceeds from the sale of these shares.

     Our company's ordinary shares are listed on the American Stock Exchange under the symbol "SIL."

     Investing in these securities involves significant risks. See the Risk Factors section beginning on page 3.

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

     Concurrently with the sale of up to 1,756,764 ordinary shares hereunder, our company is filing a prospectus under Rule 415 of the Securities Act of 1933, as amended, pursuant to which our company may offer debt securities, preference shares, depositary shares, ordinary shares, warrants and ordinary share purchase rights. Consummation of sales under this prospectus is not contingent upon the consummation of any such offering by our company.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is ___________, 1999.

                               TABLE OF CONTENTS

                                                                            Page
SUMMARY...........................................................             3
RISK FACTORS......................................................             3
WHERE YOU CAN FIND MORE INFORMATION...............................            12
FORWARD-LOOKING STATEMENTS........................................            13
THE COMPANY.......................................................            15
REPUBLIC OF BOLIVIA...............................................            17
USE OF PROCEEDS...................................................            22
SELLING STOCKHOLDERS..............................................            22
DESCRIPTION OF THE ORDINARY SHARES................................            22
PLAN OF DISTRIBUTION..............................................            23
LEGAL MATTERS.....................................................            25
EXPERTS...........................................................            25

                                    SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the terms of our securities, you should carefully read this document with the attached prospectus supplement. Together these documents will give the specific terms of the securities we are offering. You should also read the documents to which we have referred you in "Where You Can Find More Information" below for information on our company and our financial statements.


The Company

     Apex Silver Mines Limited explores and develops silver properties in South America and Central America. We have one of the largest, most diversified portfolios of privately owned and controlled silver exploration properties in the world. None of our properties are in production, and, consequently, we have no current operating income or cash flow. Our exploration efforts have produced our first development project, the San Cristobal project located in southern Bolivia.

     We maintain our registered office at Caledonian House, Jennett Street, George Town, Grand Cayman, Cayman Islands, British West Indies. Our telephone number is (345) 949-0050.

     Ordinary Shares

     Holders of ordinary shares are entitled to receive dividends when declared by the Board of Directors. The right to receive dividends is also subject to the rights of holders of preference shares. Each holder of ordinary shares is entitled to one vote per share. The holders of ordinary shares have no preemptive rights or cumulative voting rights.


                                 RISK FACTORS

     Prospective purchasers of our securities should consider carefully, in addition to the other information contained in, or incorporated by reference into, this prospectus or any prospectus supplement, the following risk factors:

No Production History - we have not mined any silver or other metals.

     Our company has no history of producing silver or other metals. The development of our economically feasible properties will require the construction or rehabilitation and operation of mines, processing plants and related infrastructure. As a result, we are subject to all of the risks associated with establishing new mining operations and business enterprises. There can be no assurance that we will successfully establish mining operations or profitably produce silver or other metals at any of our properties.

History of Losses - we expect losses to continue for at least the next three years.

     As an exploration and development company that has no production history, we have incurred losses since our inception, and we expect to continue to incur additional losses for at least the next three years. As of December 31, 1998, we had an accumulated deficit of $39.8 million. There can be no assurance that we will achieve or sustain profitability in the future.

Potential Inaccuracy of the Reserves and Other Mineralization Estimates

     Unless otherwise indicated, reserves and other mineralization figures presented in our filings with the Securities and Exchange Commission, press releases and other public statements that may be made from time to time are based on estimates of contained silver and other metals made by independent geologists and/or our own personnel. These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling which may prove to be unreliable. There can be no assurance that:

     .    such estimates will be accurate;

     .    reserves and other mineralization figures will be accurate; or

     . reserves or mineralization could be mined and processed profitably.

     Since we have not commenced production on any of our properties, reserves and other mineralization estimates for these properties may require adjustments or downward revisions based on actual production experience. Extended declines in market prices for silver, zinc and lead may render portions of our reserves uneconomic and result in reduced reported reserves. Any material reductions in estimates of our reserves and other mineralization, or of our ability to extract such reserves or mineralization, could have a material adverse effect on our results of operations and financial condition.

     We have not established the presence of any proven or probable reserves at any of our mineral properties other than the San Cristobal project. There can be no assurance that subsequent testing or future feasibility studies will establish additional reserves at our properties. The failure to establish additional reserves could restrict our ability to successfully implement our strategies for long term growth beyond the San Cristobal project.

San Cristobal Project Risks - the completion of the San Cristobal project is subject to delays in commencement and completion, our inability to achieve anticipated production volume and cost increases.

     We plan to complete the development of the San Cristobal project and commence production operations by late 2001. However, there can be no assurance that:

     . the development of the San Cristobal project will be commenced or completed on a timely basis, if at all;

     . the resulting operations will achieve the anticipated production volume; or

     . the construction costs and ongoing operating costs associated with the development of the San Cristobal project will not be higher than anticipated.

     If the actual cost to complete the development of the San Cristobal project is significantly higher than expected, there can be no assurance that we will have enough funds to cover such costs or that we would be able to obtain alternative sources of financing to cover such costs. Failure to obtain necessary project financing on acceptable terms, to commence or complete the development of the San Cristobal project on a timely basis, to achieve anticipated production capacity, and unexpected cost increases could have a material adverse effect on our future results of operations and financial condition.

     The successful development of the San Cristobal project is subject to the other risk factors described in this prospectus.

Dependence on a Single Mining Project - our principal asset is the San Cristobal project.

     We anticipate that the majority, if not all, of our revenues and profits for the next few years and beyond will be derived from the sale of metals mined at the San Cristobal project. Therefore, if we are unable to complete and successfully mine the San Cristobal project in a timely manner, our ability to generate revenue and profits would be materially adversely affected.

Management of Growth - our success will depend on our ability to manage our growth.

     We anticipate that as we bring our mineral properties into production and as we acquire additional mineral rights, we will experience significant growth in our operations. We expect this growth to create new positions and responsibilities for management personnel and increase demands on our operating and financial systems. There can be no assurance that we will successfully meet such demands and manage our anticipated growth.

Volatility of Metals Prices - our profitability will be affected by changes in the prices of metals.

     Our profitability and long-term viability depend, in large part, on the market price of silver, zinc, lead and other metals. The market prices for such metals are volatile and are affected by numerous factors beyond our control, including:

     .    global or regional consumption patterns;

     .    supply of, and demand for, silver, zinc, lead and other metals;

     .    speculative activities;

     .    expectations for inflation; and

     .    political and economic conditions.

     The aggregate effect of these factors on metals prices is impossible for our company to predict. A decrease in metals prices could adversely affect our ability to finance the development of the San Cristobal project and the exploration and development of our other properties, which would have a material adverse effect on our financial condition and results of operations.

     The following table sets forth (1) the London Silver Market's high and low spot price of silver in U.S. dollars per troy ounce and (2) the London Metals Exchange's high and low spot prices of zinc and lead in U.S. dollars per pound, for the periods indicated.

                                          Silver                           Zinc                          Lead
                                        ----------                       --------                      --------
Year                                High           Low                 High      Low                High       Low
1994............................    5.75           4.64                0.54      0.41               0.31       0.15
1995............................    6.04           4.41                0.55      0.43               0.35       0.24
1996............................    5.83           4.71                0.50      0.44               0.42       0.30
1997............................    6.27           4.22                0.60      0.47               0.33       0.23
1998............................    6.83           4.88                0.52      0.42               0.27       0.22

Source:

Hedging and Currency Risks - we may not be successful in hedging against price, currency and interest rate fluctuations and may lose money through our hedging programs.

     We have commenced a limited preliminary program to hedge against commodity and base metals price risks. We anticipate that as we bring our mineral properties into production and we begin to generate revenue, we may utilize various price hedging techniques to mitigate some of the risks associated with fluctuations in the prices of the metals we produce. We may also engage in activities to hedge the risk of exposure to currency and interest rate fluctuations related to the development of San Cristobal in Bolivia or in other countries in which we incur substantial expenditures for exploration or development. Further, terms of certain of our financing arrangements may require us to hedge against these risks.

     There can be no assurance that we will be able to successfully hedge against price, currency and interest rate fluctuations. In addition, our ability to hedge against zinc and lead price risk in a timely manner may be adversely affected by the smaller volume of transactions in both the zinc and lead markets. Further, there can be no assurance that the use of hedging techniques will always be to our benefit. Hedging instruments which protect against market price volatility may prevent us from realizing the benefit from subsequent increases in market prices with respect to covered production. Such limitation would limit our revenues and profits. Hedging contracts are also subject to the risk that the other party may be unable or unwilling to perform its obligations under such contracts. Any significant nonperformance could have a material adverse effect on our financial condition and results of operations.

Uncertainty and Cost of Mineral Exploration and Acquisition- the exploration of mineral properties is highly speculative in nature, involves substantial expenditures, and is frequently non-productive.

     Our future growth and profitability will depend, in part, on our ability to identify and acquire additional mineral rights, and on the costs and results of our continued exploration and development programs. Competition for attractive mineral exploration properties is intense. See "--Competition." Our strategy is to expand our reserves through a broad program of exploration. Mineral exploration is highly speculative in nature and is frequently non-productive. Substantial expenditures are required to:

  . establish ore reserves through drilling and metallurgical and other testing techniques;

  . determine metal content and metallurgical recovery processes to extract metal from the ore; and

  .  construct, renovate or expand mining and processing facilities.

     If we discover mineralization, it usually takes several years from the initial phases of exploration until production is possible. During this time, the economic feasibility of production may change. As a result of these uncertainties, there can be no assurance that we will successfully acquire additional mineral rights, that our exploration programs will result in new proven and probable reserves in sufficient quantities to justify commercial operations in any of our company's properties, other than the San Cristobal project.

     We consider from time to time the acquisition of operating or formerly operating mines. Our decisions to acquire such properties are based on a variety of factors including historical operating results, estimates of and assumptions about future reserves, cash and other operating costs, metals prices and projected economic returns, and evaluations of existing or potential liabilities associated with the property and its operation. Other than historical operating results, all of these may differ significantly from our estimates and assumptions. In addition, there is intense competition for attractive properties. Accordingly, there is no assurance that our acquisition efforts will result in profitable mining operations.

Development Risks - our profitability depends, in part, on actual economic returns and actual costs of developing mines, which may differ significantly from our estimates and involve unexpected problems and delays.

     None of our mineral properties, including the San Cristobal project, has an operating history upon which we can base estimates of future cash operating costs. Our decision to develop the San Cristobal project is based on feasibility studies. Decisions about the development of other projects in the future may also be based on feasibility studies. Feasibility studies derive estimates of reserves and operating costs and project economic returns. Estimates of economic returns are based, in part, on assumptions about future metals prices. See "-- Volatility of Metals Prices." Feasibility studies derive estimates of cash operating costs based upon, among other things:

  . anticipated tonnage, grades and metallurgical characteristics of ore to be mined and processed;

  .  anticipated recovery rates of silver and other metals from the ore;

  .  cash operating costs of comparable facilities and equipment; and

  .  anticipated climatic conditions.

Actual cash operating costs, production and economic returns may differ significantly from those anticipated by our studies and estimates.

     There are a number of uncertainties inherent in the development and construction of any new mine, including the San Cristobal project. See "--San Cristobal Project Risks." These uncertainties include:

  . the timing and cost, which can be considerable, of the construction of mining and processing facilities;

  . the availability and cost of skilled labor, power, water and transportation facilities;

  . the availability and cost of appropriate smelting and refining arrangements;

  . the need to obtain necessary environmental and other governmental permits, and the timing of those permits; and

  . the availability of funds to finance construction and development activities.

     The costs, timing and complexities of mine construction and development are increased by the remote location of many mining properties, like the San Cristobal project. It is common in new mining operations to experience unexpected problems and delays during mine start-up. In addition, delays in the commencement of mineral production often occur. Accordingly, there is no assurance that our future development activities will result in profitable mining operations.

Title to Our Mineral Properties May be Challenged

     Our policy is to seek to confirm the validity of our rights to title to, or contract rights with respect to, each mineral property in which we have a material interest. However, we cannot guarantee that title to our properties will not be challenged or impugned. Title insurance generally is not available, and our ability to ensure that we have obtained secure claim to individual mineral properties or mining concessions may be severely constrained. We have not conducted surveys of all of the claims in which we hold direct or indirect interests and, therefore, the precise area and location of such claims may be in doubt. Accordingly, our mineral properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, we may be unable to operate our properties as permitted or to enforce our rights with respect to such properties.

Property Rights - we may lose rights to properties if we fail to meet payment requirements or development or production schedules.

     We derive the rights to some of our mineral properties, including some of our principal properties at the San Cristobal project, from leaseholds or purchase option agreements which require the payment of rent or other installment fees. If we fail to make such payments when they are due, our rights to such property may lapse. There can be no assurance that we will always make payments by the requisite payment dates. In addition, some contracts with respect to our mineral properties require development or production schedules. There can be no assurance that we will be able to meet any or all of such development or production schedules. In addition, our ability to transfer or sell our rights to some of our mineral properties requires governmental approvals or third party consents, which may not be granted.

Mining Risks and Limits of Insurance Coverage - we cannot insure against all of the risks associated with mining.

     The business of mining is subject to a number of risks and hazards, including:

     .    adverse environmental effects;

     .    industrial accidents;

     .    labor disputes;

     . technical difficulties due to unusual or unexpected geologic formations;

     .    cave-ins; and

     . flooding and periodic interruptions due to inclement or hazardous weather conditions.

     Such risks can result in, among other things:

     . damage to, and destruction of, mineral properties or production facilities;

     .    personal injury;

     .    environmental damage;

     .    delays in mining;

     .    monetary losses; and

     .    legal liability.

     Although we maintain, and intend to continue to maintain, insurance with respect to our operations and mineral properties within ranges of coverage consistent with industry practice, there can be no assurance that such insurance will be available at economically feasible premiums. Insurance against environmental risks is not generally available. These environmental risks include potential liability for pollution or other disturbances resulting from mining exploration and production. In addition, not all risks associated with developing and producing silver, zinc, lead and other metals are included in coverage and some covered risks may result in liabilities which exceed policy limits. Further, we may elect to not seek coverage for all risks. The occurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial condition and results of operations.

Foreign Operations - we conduct all of our exploration activities in countries with developing economies and are subject to the risks of political and economic instability associated with these countries.

     We currently conduct exploration activities in countries with developing economies including Bolivia, Chile, Honduras, Mexico and Peru in Latin America. These countries and other emerging markets in which we may conduct operations have from time to time experienced economic or political instability. We may be materially adversely affected by risks associated with conducting operations in countries with developing economies, including:

     .    political instability and violence;

     .    war and civil disturbance;

     .    expropriation or nationalization;

     .    changing fiscal regimes;

     .    fluctuations in currency exchange rates;

     .    high rates of inflation;

     .    underdeveloped industrial and economic infrastructure; and

     .    unenforceability of contractual rights.

     Changes in mining or investment policies or shifts in the prevailing political climate in any of the countries in which we conduct exploration and development activities could adversely affect our business. Our operations may be affected in varying degrees by government regulations with respect to, among other things:

     .    production restrictions;

     .    price controls;

     .    export controls;

     .    income and other taxes;

     .    maintenance of claims;

     .    environmental legislation;

     .    foreign ownership restrictions;

     .    foreign exchange and currency controls;

     .    labor;

     .    welfare benefit policies;

     .    land use;

     .    land claims of local residents;

     .    water use; and

     .    mine safety.

We cannot accurately predict the effect of these factors. In addition, legislation in the United States regulating foreign trade, investment and taxation could have a material adverse effect on our financial condition and results of operations.

Government Regulation of Environmental Matters - our activities are subject to foreign environmental laws and regulations which may materially adversely affect our future operations.

     We conduct mineral exploration and development activities primarily in Central America and South America, and are most active in Bolivia, where the San Cristobal Project is located, and Mexico. With the development of San Cristobal, we also expect to conduct mining operations in Bolivia. These countries have laws and regulations which control the exploration and mining of mineral properties and their effects on the environment, including air and water quality, mine reclamation, waste handling and disposal, the protection of different species of flora and fauna and the preservation of lands. These laws and regulations will require our company to acquire permits and other authorizations for certain activities. In many countries, including Bolivia, there is relatively new comprehensive environmental legislation, and the permitting and authorization processes may be less established and less predictable than they are in the United States. There can be no assurance that we will be able to acquire such permits or authorizations on a timely basis, if at all. Delays in acquiring any permit or authorization could increase the development cost of San Cristobal or other projects and could delay the commencement of production. See "Republic of Bolivia--Environmental
Matters."

     Environmental legislation in many countries is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. In Bolivia, where there is relatively new environmental legislation, enforcement activities and strategies may be under development, and thus may be less predictable than in the United States. We cannot predict what environmental legislation or regulations will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or regulatory agencies or stricter interpretation of existing laws, may (1) necessitate significant capital outlays, (2) cause us to delay, terminate or otherwise change our intended activities with respect to one or more projects and (3) materially adversely affect our future operations.

     Many of our exploration and development properties are located in historic mining districts where prior owners may have caused environmental damage which may not be known to us or to the regulators. In most cases, we have not sought complete environmental analyses of our mineral properties and have not conducted comprehensive reviews of the environmental laws and regulations in every jurisdiction in which we own or control mineral properties. To the extent we are subject to environmental requirements or liabilities, the cost of compliance with such requirements and satisfaction of such liabilities would reduce our net cash flow and could have a material adverse effect on our financial condition and results of operations. If we are unable to fund fully the cost of remediation of any environmental condition, we may be required to suspend operations or enter into interim compliance measures pending completion of the required remediation.

Competition - we compete against larger and more experienced companies.

     The mining industry is intensely competitive. Many of the largest mining companies are primarily producers of base metals, and may become interested in the types of silver deposits on which we are focused because these deposits typically are polymetallic, containing significant quantities of base metals such as zinc, lead and copper. Many of these companies have greater financial resources, operational experience and technical capabilities than we have. We may encounter increasing competition from other mining companies in our efforts to acquire mineral properties and hire experienced mining professionals. Increased competition in our business could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

Holding Company Structure Risks - our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions imposed by law and foreign currency exchange regulations.

     We conduct, and will continue to conduct, all of our operations through subsidiaries. Our ability to obtain dividends or other distributions from our subsidiaries may be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate. Our subsidiaries' ability to pay dividends or make other distributions to our company is also subject to their having sufficient funds to do so. If our subsidiaries are unable to pay dividends or make other distributions, our growth may be inhibited unless we are able to obtain additional debt or equity financing on acceptable terms. In the event of a subsidiary's liquidation, we may lose all or a portion of our investment in such subsidiary.

Requirement of External Financing - we may not be able to raise the funds necessary to explore and develop our mineral properties.

     We will need external financing to develop and construct the San Cristobal project and to fund the exploration and development of our other mineral properties. Sources of such external financing may include bank borrowings and future debt and equity offerings. There can be no assurance that financing will be available on acceptable terms, or at all. The failure to obtain such financing could have a material adverse effect on our growth strategy and our results of operations and financial condition. The mineral properties that we are likely to develop are expected to require significant capital expenditures. There can be no assurance that we will be able to secure the financing necessary to retain our rights to, or to begin or sustain, production at our mineral properties.

Dependence on Key Personnel

     We are dependent on the services of key executives including our chairman and our chief operating officer and a small number of highly skilled and experienced executives and personnel focused on the development of the San Cristobal project. Due to the relatively small size of our company, the loss of these persons or our inability to attract and retain additional highly skilled employees required for the development of the San Cristobal project, may delay or otherwise adversely affect the development of the San Cristobal project, which could have a material adverse effect on our business or future operations.

Substantial Control By Directors and Officers, and Shareholders - the substantial control of our company by the directors and officers, and shareholders may have a significant effect in delaying, deferring or preventing a change in control of our company or other events which could be of benefit to our other shareholders.

     As of March 1, 1999, Thomas S. Kaplan and the other directors of our company and officers of Apex Silver Mines Corporation, together with members of their families and entities that may be deemed to be affiliates of or related to such persons or entities, beneficially owned approximately 34% of the outstanding shares of our company. This percentage includes approximately 1.4% owned by Paul Soros and his affiliates and approximately 6.7% owned by Eduardo Elsztain and his affiliates. In addition, as of March 1, 1999, Quantum Industrial Partners LDC and Geosor Corporation collectively owned approximately 17% of the outstanding shares of our company. George Soros, by virtue of his ownership of Geosor Corporation and his position with Soros Fund Management LLC, an investment advisor to Quantum Industrial Partners LDC, may have the power to direct the way that these shares are voted. Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing a change in control of our company or other events which could be of benefit to our other shareholders.


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows our company to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

     .    Annual Report on Form 10-K for the year ended December 31, 1998;

     .    Quarterly Report on Form 10-Q for the quarter ended March 31,
          1999;

     .    Quarterly Report on Form 10-Q for the quarter ended June 30,
          1999;

     .    Current Report on Form 8-K filed on September 7, 1999; and

     . The description of the ordinary shares and other classes or series of shares contained under the caption "Description of Ordinary Shares" in our registration statement on Form S-1, as amended (File No. 333-34685), and incorporated by reference into the registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended, of our company filed with the SEC on November 18, 1997.

     You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

          Linda Wilson
          Vice President Investor Relations
          Apex Silver Mines Corporation

          1700 Lincoln Street, Suite 3050
          Denver, Colorado 80203
          (303) 839-5060

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.


                          FORWARD-LOOKING STATEMENTS

     Some information contained in this prospectus or any prospectus supplement, or incorporated by reference into this prospectus or any prospectus supplement may contain forward-looking statements. These statements include comments regarding mine development and construction plans, costs, grade, production and recovery rates, permitting, financing needs, the availability of financing on acceptable terms, the timing of engineering studies and environmental permitting, and the markets for silver, zinc and lead. The use of any of the words "anticipate", "continue," "estimate," "expect," "may," "will," "project," "should," "believe" and similar expressions are intended to identify uncertainties. We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure you that such expectations will prove to be correct. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors set forth in, or incorporated by reference into, this prospectus or any prospectus supplement:

     . worldwide economic and political events affecting the supply of and demand for silver, zinc and lead;

     .    volatility in market prices for silver, zinc and lead;

     . financial market conditions, and the availability of financing on terms acceptable to our company;

     . uncertainties associated with developing a new mine, including potential cost overruns and the unreliability of estimates in early stages of mine development;

     . variations in ore grade and other characteristics affecting mining, crushing, milling and smelting operations and mineral recoveries;

     . the availability and timing of acceptable arrangements for power, transportation, water and smelting;

     . uncertainties regarding future changes in tax legislation or implementation of existing tax legislation;

     .    variations in smelting operations and capacity;

     .    the availability of experienced employees; and

     .    the factors discussed under "Risk Factors."

     Many of those factors are beyond our ability to control or predict. You should not unduly rely on these forward-looking statements. These statements speak only as of the date of this prospectus or the date of any prospectus supplement. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to our company and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus and any prospectus supplement.

                                  THE COMPANY

     Apex Silver Mines Limited explores and develops silver properties in South America and Central America. We have one of the largest, most diversified portfolios of privately owned and controlled silver exploration properties in the world. Since we were founded in 1993, we have added to our portfolio approximately 95 non-producing silver and other mineral properties located primarily in or near the traditional silver-producing regions of Bolivia, Peru, Chile, Honduras and Mexico.

     Since 1993, our exploration efforts have produced our first development project, the San Cristobal project located in southern Bolivia. Continued drilling and analysis of the properties relating to the San Cristobal project established that proven and probable reserves total 240 million tonnes of ore grading 2.0 ounces per tonne of silver, 1.67 percent zinc and 0.58 percent lead containing 470 million ounces of silver, 8.8 billion pounds of zinc and 3.1 billion pounds of lead.

     We have completed a final, bankable feasibility study on the San Cristobal project. Based on the results of this study we anticipate developing a large scale, open pit mining operation with low stripping ratios, which we believe will be capable of processing 40,000 tonnes of ore per day using conventional mining and processing technologies.

     In addition, exploration efforts at other properties in Bolivia, Mexico and Peru indicate the presence of sufficient mineralization to warrant additional exploration and evaluation to determine the potential for future development.

Business Strategy

     We are one of a limited number of mining companies which focuses on silver exploration, development and production. Our strategy is to capitalize on our sizeable portfolio of silver exploration properties in order to achieve long-term profits and growth and to enhance shareholder value.

     Although our primary focus is on mining silver, we intend to produce other metals associated with our silver deposits if economically practicable, such as zinc, lead, copper and gold. Our company is managed by a team of seasoned mining professionals with significant experience in the identification and exploration of mineral properties, as well as the construction, development and operation of large scale, open pit and underground, precious and base metals mining operations.

     The principal elements of our business strategy are to:

     . proceed to develop the San Cristobal project into a large scale open pit mining operation;

     . continue to explore and evaluate the Cobrizos silver property in southern Bolivia and the Platosa silver and zinc property in northern Mexico;

     . continue to explore and develop other properties which we believe are most likely to contain significant amounts of silver and divesting those properties that are not of continuing interest; and

     . identify and acquire additional mining and mineral properties that we believe contain significant amounts of silver or have exploration potential.

History, Principal Office

     We conduct substantially all of our operations through Apex Silver Mines and its subsidiaries. Apex Silver Mines was formerly Apex Silver Mines LDC and is our wholly owned subsidiary. Our company's material assets consist exclusively of the shares of Apex Silver Mines.

     We have a contract with Apex Silver Mines Corporation, a wholly owned subsidiary of Apex Silver Mines, under which Apex Silver Mines Corporation provides our company with strategic, financial, planning and other management services. Apex Silver Mines Corporation maintains its principal office at 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203 and its telephone number is
(303) 839-5060.

Enforceability of Civil Liabilities Under United States Laws

     Our company is a Cayman Islands exempted company and some of our directors reside in jurisdictions outside of the United States. At any one time, all or a substantial portion of our assets and directors are or may be located in jurisdictions outside of the United States. Therefore, it could be difficult for investors to effect within the United States service of process on our company or any of the directors who reside outside the United States. Further, it could be difficult to recover against our company or such directors judgments of courts in the United States, including judgments based upon civil liability under U.S. federal securities laws and similar state laws. Notwithstanding the foregoing, our company has irrevocably agreed that it may be served with process with respect to actions based on offers of the securities offered by this prospectus in the United States by serving Apex Silver Mines Corporation, 1700 Lincoln Street, Suite 3050, Denver, Colorado 80203, its U.S. agent appointed for that purpose.

     W.S. Walker & Company, our Cayman Islands counsel, has advised our company that there may be circumstances where the courts of the Cayman Islands would not enforce:

     . judgments of U.S. courts obtained in actions against our company or directors of our company that are not resident within the United States that are based upon the civil liability provisions for the U.S. federal securities laws and similar state laws; or

     . original actions brought in the Cayman Islands against our company or such persons based solely upon U.S. federal securities laws.

     There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement. There are grounds upon which Cayman Islands courts may not enforce judgments of U.S. courts. In addition, some remedies that are available under the laws of U.S. jurisdictions, including some remedies under U.S. federal securities laws, may not be allowed in Cayman Islands courts as being contrary to public policy.

                              REPUBLIC OF BOLIVIA

     We have compiled the following information from governmental and private publications.

General Information

     Bolivia is situated in central South America and is bordered by Peru, Brazil, Paraguay, Argentina and Chile. It has an area of 1,098,581 square kilometers and a population of approximately 8.1 million people. Bolivia's official and most widely spoken language is Spanish, but over 70 percent of the population is either native Aymara or Quechua Indian. Sucre is the capital city of Bolivia. La Paz is the seat of government and, with a population of over one million people, the largest city in Bolivia. La Paz is situated on the Altiplano, the high plateau which separates the eastern and western ranges of the Andes. The land in this part of the country is largely semi-desert plains bordered by steep, rugged mountains. The eastern portion of the country consists of sparsely populated low-lands bordering the Brazilian Amazon basin where temperate and tropical forests dominate. Santa Cruz is the principal city of the low country with a population of approximately 1,000,000.

     The government of Bolivia consists of a directly elected president and a bicameral congress. Since the military government stepped down in 1982, Bolivia has maintained a stable democratic system with elections every four years. The current president, Hugo Banzer, was elected by the congress on August 5, 1997, after none of the presidential candidates succeeded in winning a majority of the votes in the general election held in June 1997.

Economy

     The Bolivian economy has experienced continuous growth and relatively low, stable inflation in recent years. This economic performance is generally ascribed to the deregulation of key sectors of the economy, including oil and gas, communications, transportation and finance, and to foreign direct investment which has occurred as part of the recent privatization of formerly government-owned electricity, telecommunications, railways, aviation and oil and gas companies. The country's privatization program has involved (1) the sale of shares in government-owned entities in exchange for capital contributions to the privatized entities, and (2) the contribution of government-owned shares in such privatized entities to trust funds established on behalf of all Bolivians over the age of 21 at the end of 1995. In connection with this program, we have entered into joint venture agreements with the government mining company, Comibol, with respect to two properties. Summary information on the Bolivian economy is set forth in the table below.

                                                      1994          1995         1996        1997        1998
GDP Growth...................................           5.0%         3.7%         4.0%        4.2%        4.7%
GDP per Capita...............................        $  756       $  812       $  860      $1,005      $1,076
Inflation....................................           8.5%        12.6%         7.9%       6.73%       4.39%
Pubic Section Deficit (non-financial) as
  % of GDP...................................           3.2%         2.3%         2.1%        3.6%          4%
Exports FOB (in millions)....................        $1,124       $1,181       $ 1326      $1,272      $1,206
Imports CIF (in millions)....................        $1,196       $1,433       $1,635      $1,906      $2,083
Current Account Balance (% GDP)..............           3.6%         5.0%         5.2%         -8%        -10%
Total Investment (in millions)...............           794       $  898       $  540      $1,578      $1,754
Share of GDP (%).............................          13.3%        13.7%         7.6%       19.8%       20.5%
Public Investment (in millions)..............        $  481       $  505       $  524      $  582      $  539

Share of GDP (%)......................  $  481       $  505          7.6%        7.3%        6.3%
Private Investment (in millions)......  $  288       $  373       $  632      $  996      $1,215
Share of GDP (%)......................     4.8%         5.7%         8.9%       12.5%       14.2%

Source: Latin Finance

     The official monetary unit of Bolivia is the boliviano, which was introduced in January 1987 following the adoption in 1985 of a broad based reform program known as the "New Economic Policy." In the mid-1980s, prior to the New Economic Policy, Bolivia suffered from hyperinflation, declining foreign investment, growing balance of payments deficits and a foreign exchange shortage fueled in part by an increasing disparity between the official and unofficial exchange rates. The New Economic Policy removed restrictions on exports and imports, ended most price controls and subsidies, instituted a freeze on public sector wages and subjected the public sector to rigorous cost cutting. By 1986, inflation was under control and the International Monetary Fund resumed stand-by assistance. During the period of the New Economic Policy, the gap between the official exchange rate and the parallel unofficial rate was bridged. On December 31, 1998, the exchange rate was 5.65 bolivianos to one U.S. dollar compared to the exchange rate on December 31, 1997 of 5.37 bolivianos to one U.S. dollar. Over the past year the boliviano has shown a tendency to depreciate approximately US$0.01 every 13 days; however this pace has accelerated recently in response to the devaluation of the Brazilian currency.

     The boliviano is freely convertible in Bolivia at a single, public exchange rate established by twice-weekly auctions held by the Bolivian Central
Bank.

Foreign Investment and Tax

     Since the New Economic Policy, most restrictions on trade have been removed or are in the process of being phased out. The remaining material restrictions applicable to mining in Bolivia are described below. Currently, import levies stand at ten percent for all items except capital goods, which are subject to a five percent levy. In March 1991, a new export code introduced further measures to liberalize trade. In order to prevent transfer pricing and other tax avoidance mechanisms, almost all foreign trade transactions require the filing of an aviso de conformidad describing the terms of the underlying transactions.

     The 1990 Investment Law provides for unrestricted repatriation of capital, freedom to import goods and services, equality under the law between foreign and domestic companies, and the creation of "free trade zones".

     Mining companies in Bolivia are subject to a 25 percent income tax. Taxable income is determined in accordance with Bolivian generally accepted accounting principles.

     Under the new Bolivian Mining Code, which came into effect on March 17, 1997, there is Complementary Mining Tax applicable to whomever carries out mining activities. Mining activities are defined to include: prospecting and exploration; mining or extracting minerals or metals; concentrating mine products; smelting and refining; and marketing of minerals and metals. The Complementary Mining Tax is calculated by applying an aliquot to the taxable base. The aliquot of the Complementary Mining Tax is a variable percentage indexed to the official U.S. dollar market price for the relevant metal or mineral. The variable percentage fluctuates between three percent and seven percent for precious stones and metals and between one percent and five percent for other metallic minerals. The taxable base is construed as the amount that results from multiplying the weight of the fine content of the mineral or metal by its official U.S. dollar market price. This tax is creditable against corporate income and is, in effect, a minimum tax on mining companies. If complementary mining tax payments in any fiscal year exceed corporate income tax payments, the excess is a credit against corporate income in the following year. Manufacturing or processing involving minerals is not subject to the Complementary Mining Tax.

     Bolivian source income, including dividends, interest, management fees and expenses charged to a Bolivian company by foreign affiliates, is subject to a withholding tax of 12.5 percent, as is any of these payments when made to third parties.

     Operating losses are adjusted for inflation and may be carried forward and deducted from taxable income indefinitely. However, if accrued losses exceed 50 percent of capital, the capital must be increased.

     Bolivia assesses a 12.5 percent tax on profits of a branch of a foreign corporation operating in Bolivia. The branch tax is calculated on the book profits of the branch regardless of remittances. Any portion of the profits reinvested in Bolivia can be excluded from the taxable basis. Book profits are deemed remitted 120 days after the end of the fiscal year.

     There is a 13 percent value added tax ("VAT") on all sales, including mineral commodities, a five percent import duty on machinery and equipment and a ten percent duty on imported raw materials and components. The VAT paid on purchases is recoverable against VAT collected on Bolivian sales. Exports are not subject to VAT. The exporter can offset the VAT credit arising from purchases with domestic sales or can apply for a refund of import duties and VAT paid on inputs and raw materials included in the cost of exported goods. However, the refund of credits arising from imports is limited to 13 percent of the total value of the exports and therefore is not recoverable during the exploration phase.

Mining Industry

     Bolivia produces a number of mineral commodities including tin, gold, silver, lead, zinc, antimony, tungsten, copper and bismuth. The country has long been a leading mineral and precious metals producer. Bolivia was colonized in the early sixteenth century by Spaniards who arrived in search of silver and gold. The extensive silver mining operations in Potosi which developed under Spanish rule led to the region being described as the "treasury of the Spanish empire." In the early twentieth century, tin became the country's leading mineral export although in recent years the focus has returned to gold, silver, lead and zinc. The country's principal mining regions are the eastern part of Bolivia along the Brazilian border, and the traditional mining areas of the Altiplano and Cordillera.

     Recent regulatory reforms have resulted in increased exploration activities, particularly with respect to precious metals. In the early 1990s, the government reformed the land tenure system, reduced taxes on mining operations, established equal treatment under the law between Comibol and foreign companies in obtaining mineral concessions, and created a national Mining Inventory Service which will maintain up-to-date information, including maps, for exploration and mining exploration concessions.

Mining Concessions

     Pursuant to the Bolivian constitution, all mineral deposits are the property of the State. Mining concessions, which may be awarded by the government, grant the holder, subject to the payment of patents, the real and exclusive right to carry out prospecting, exploration, exploitation, concentration, smelting, refining and marketing activities with respect to all mineral substances located within a given concession. Individual mineral claims consist of indivisible squares shaped like an inverted pyramid, whose lower vertex is the center of the earth and whose surface area covers a total area of 25 hectares. Mining concessions are comprised of no fewer than one and no more than 2,500 adjacent squares. Mining concessions are distinct from the surface rights which comprise traditional land ownership; holders of mining concessions are entitled to explore and exploit a property and to use the water found at the property. Expropriation or the establishment of easements may not be legally carried out if the water supplies for a population are interrupted or negatively affected.

     Holders of mining concessions are obliged to pay an annual mining patent. Co-owners are jointly and severally responsible for the patent payment. The patent is progressive and fees are based on the number of years of existence of the concession. Concessions established before the enactment of the new Mining Code, which comprise an area of up to 1,000 mining claims, pay the equivalent of $1.00 per claim per year. Concessions established before the enactment of the new Mining Code which comprise an area of more than 1,000 mining claims pay the equivalent of $1.00 per claim per year for the first five years of the existence of the concession; thereafter, the patent increases to the equivalent of $2.00 per claim per year. Concessions established under the new Mining Code pay the following: for the first five years of the existence of a concession, the owner is required to pay the equivalent of $25.00 per square per year; thereafter the patent increases to the equivalent of $50.00 per square per year. All of our Bolivian concessions were established prior to enactment of the new Mining
Code.

     Mining concessions are liable to forfeiture when the corresponding annual patent fails to be paid. Forfeiture is governed by law and does not require any administrative or judicial declaration. When a concession has been forfeited, the mining concession reverts to the State.

 Environmental Matters

     In 1992, the Bolivian government passed environmental legislation that established a comprehensive scheme for the initiation of a national environmental policy to protect the environment, promote sustainable development, promote the preservation of biological diversity and promote environmental education. Few environmental regulations specifically applicable to mineral exploration companies in Bolivia have been proclaimed to date. At present, concession holders must maintain waterways running through their concessions in their unspoiled state and concession holders must employ exploration and development techniques that will minimize environmental damage. Under Bolivia's environmental regulations, environmental impact assessments are required. In practice, foreign mining companies operating in Bolivia generally adhere to U.S. and European environmental standards for mining and exploration.

     The new Mining Code requires concession holders to minimize damage to surface rights, to neighboring concessions and to the environment. Concession holders are liable for damage or injury caused by their operations. Concession holders are not obliged to remediate environmental damage caused prior to the effectiveness of the new Mining Code or the date on which the mining concession was obtained, if the concession was granted at a later date. Upon becoming the owner of a concession, the concession holder must conduct an environmental audit to determine the extent of any environmental damage. If an environmental audit is not performed, the concession holder assumes the responsibility to mitigate all environmental damage. Environmental liabilities incurred under this new regime survive the existence or ownership of the relevant concession.

Labor Market

     Bolivia has a large pool of unskilled and, in the mining sector, semi-skilled labor, but a relative shortage of skilled labor and managerial expertise overall. One percent of the payroll tax is used for worker training. A large portion of the labor force that is engaged in wage employment is also unionized, although union participation is not mandatory. Strikes, the frequency of which have decreased greatly since the early 1980s, are not forbidden. However, before a strike may be called, all legally mandated alternatives, such as negotiation, mediation and conciliation, must have been exhausted. Collective bargaining agreements are very rare, as negotiations are generally carried out between an individual company's union and management.

                                USE OF PROCEEDS

     Our company will not receive any proceeds from sale of the ordinary shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the selling stockholders including:


     .    the name of the selling stockholder;

     .    the number of ordinary shares beneficially owned by each selling stockholder as of September 1, 1999;

     .    the number of shares which may be offered and are being registered by this prospectus for the account of each selling stockholder; and

     .    the amount of the class to be owned by each selling stockholder assuming all of the ordinary shares are sold.

     No estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may sell all or some of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholders.

                                 Number of Shares of       Number of Shares of       Number of Shares of Ordinary
                                    Class A Common         Class A Common Stock        Stock to be Owned if all
                                      Stock Owned          which may be Offered        Ordinary Shares are Sold
  Eduardo Elsztain(1)                    25,000                      25,000                       0

  Consultores Asset                      62,974                      62,974                       0
   Management, S.A.(1)
  Quantum Dolphin                     1,668,790                   1,668,790                       0
  Limited(1)

________

(1) Mr. Elsztain, a director of our company, is the Chairman and majority shareholder of Consultores Asset Management, S.A. Consultores Management, S.A. is the sole owner of Consultores Management Company Limited, a company formed under the laws of the Isle of Man. Consultores Management Company Limited is the manager of Quantum Dolphin Limited, a private open-end investment fund formed under the laws of the Isle of Man.

                       DESCRIPTION OF THE ORDINARY SHARES

     As of the date of this prospectus, our authorized share capital consists of 75,000,000 ordinary shares, par value $.01 per share. We are authorized to issue up to an aggregate of 75,000,000 ordinary shares and preference shares. As of June 30, 1999, 26,258,386 ordinary shares were outstanding and no preference shares were outstanding.


     The ordinary shares offered by this prospectus are validly issued, fully paid and nonassessable. There are no provisions of Cayman Islands law, the Memorandum of Association or the Articles of Association which impose any limitation on the rights of shareholders to hold or vote ordinary shares by reason of their not being resident in the Cayman Islands.

Dividends

     Holders of ordinary shares are entitled to receive dividends ratably when and as declared by the Board of Directors. The right to receive dividends is also subject to the rights of holders of preference shares.

Voting

     Holders of ordinary shares are entitled to one vote per share on all matters submitted to a vote of shareholders at a shareholders' meeting.

Rights Upon Liquidation

     In the event of our voluntary or involuntary dissolution, liquidation or winding-up, the holders of outstanding ordinary shares shall be entitled to share ratably in our assets available for distribution after payment in full of all debts and after the holders of preference shares have received their liquidation preferences in full.

Miscellaneous

     Ordinary shares are not redeemable and have no subscription, conversion or preemptive rights.

                           PLAN OF DISTRIBUTION

     Our company is registering the ordinary shares on behalf of the selling stockholders. A selling stockholder is a person named under "Selling Stockholders" and also includes any donee, pledgee, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by our company, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares which will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the American Stock Exchange, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised our company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

     The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

     The selling stockholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Our company has informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

     Upon our company being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         . the name of each such selling stockholder and of the participating broker-dealer(s);

         .   the number of shares involved;

         .   the initial price at which such shares were sold;

         . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

         . that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         .   other facts material to the transactions.

In addition, upon our company being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                 LEGAL MATTERS

     The validity of the ordinary shares offered in this prospectus will be passed upon for our company by W.S. Walker & Company, Grand Cayman, Cayman Islands.

                                    EXPERTS


     The consolidated financial statements of Apex Silver Mines Limited incorporated by reference in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     Reserves for the San Cristobal project were calculated by Mine Reserves Associates, Inc. All such figures are included in this prospectus in reliance upon the authority of that firm as experts in such matters.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following statement sets forth the estimated amounts of expenses, other than underwriting discounts, to be borne by our company in connection with the offering described in this Registration Statement:

     Registration fee - Securities and Exchange
     Commission.................................    $61,796.33*

     Blue Sky fees and expenses.................    ----------*

     Legal fees and expenses....................    ----------*

     Accounting fees and expenses...............    ----------*

     Printing and engraving expenses............    ----------*

     Trustee fees...............................    ----------*

     NASD fee...................................    $   20,500

     Miscellaneous expenses.....................    ----------*

          Total.................................    ==========*

_______________
*  To be supplied in a prospectus supplement.


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Companies Act (1995 Revision) of the Cayman Islands provides in Section 77 that:

     The liability of the directors, manager or the managing director of a company may, if so provided by the memorandum of association, be unlimited.

     Our Articles of Association provide as follows:

       85.(a) Every Director (including for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles), Managing Director, Secretary, Assistant Secretary, and, at the discretion of the Board of Directors, other officer, consultant, employee or agent, for the time being and from time to time of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere, provided, that no indemnification shall be available in the case of willful default or fraud.

          (b) No such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

          (c) The Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any person described in Section 83(a), against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section 83.

     To the extent that we are permitted to do so by these provisions, we intend to give an indemnity to each of our directors and to arrange for the liabilities under these indemnities to be covered by directors' and officers' liability insurance policies.


ITEM 16.    EXHIBITS.

Exhibit
Number                                         Description of Exhibit
------                                         ----------------------
1.1       Form of Underwriting Agreement (Equity).*
1.2       Form of Underwriting Agreement (Non-Equity). *
4.1       Form of Senior Indenture.*
4.2       Form of Senior Debt Security (included as part of Exhibit 4.1).*
4.3       Form of Subordinated Indenture.*
4.4       Form of Subordinated Debt Security (included as part of Exhibit 4.3).*
4.5       Form of Ordinary Share Certificate.**
4.6       Form of Preference Share Certificate.*
4.7       Form of Ordinary Share Warrant Agreement.***
4.8       Form of Ordinary Share Warrant Certificate (included as part of Exhibit 4.7).***
4.9       Form of Preference Share Warrant Agreement.***
4.10      Form of Preference Share Warrant Certificate (included as part of Exhibit 4.9).***
4.11      Form of Deposit Agreement.***
4.12      Form of Depositary Receipt of Depositary Shares (included as part of Exhibit 4.13).***
4.13      Form of Ordinary Share Purchase Rights.***
5.1       Opinion of W.S. Walker &   Company.+
5.2       Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. +
5.3       Opinion of W.S. Walker & Company. +
23.1      Consent of W.S. Walker & Company (included as part of   Exhibits 5.1 and 5.3). +
23.2      Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included as part of Exhibit 5.2).  +
23.3      Consent of PricewaterhouseCoopers LLP.  +
23.4      Consent of Mine Reserves Associates, Inc.*
23.5      Consent of Mine Reserves Associates, Inc. +
24        Powers of Attorney of the registrant (included on signature page).*
25.1      Form T-1 for Senior Indenture.*
25.2      Form T-1 for Subordinated Indenture.*

------------------

*      Previously filed.

** Incorporated by reference to the registrant's Registration Statement on Form S-1 (File No. 333-34685).

*** To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

+  Filed herewith.

ITEM 17.   UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on September
7, 1999.

                                 APEX SILVER MINES LIMITED


                                 By:/s/ Thomas S. Kaplan
                                    -------------------------

                                     Chairman, Board of Directors



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                Date
---------                                        -----                                ----
     /s/ Thomas S. Kaplan                      Director                          September 7, 1999
     -----------------------
     Thomas S. Kaplan                  (Registrant's Authorized
                                      Representative in the United
                                               States)

          *                                    Director                          September 7, 1999
     -----------------------
     Michael Comninos

          *                                    Director                          September 7, 1999
     -----------------------
     Harry M. Conger

          *                                    Director                          September 7, 1999
     -----------------------
     Eduardo S. Elsztain

          *                                    Director                          September 7, 1999
     -----------------------
     David Sean Hanna

          *                                    Director                          September 7, 1999
     -----------------------
     Ove Hoegh

          *                                    Director                          September 7, 1999
     -----------------------
     Keith R. Hulley

          *                                    Director                          September 7, 1999
     -----------------------
     Richard Katz

          *                                    Director                          September 7, 1999
     -----------------------
     Paul Soros


     By: /s/ Mark A. Lettes
         ---------------------------
            (Attorney-in-Fact)